     ___________________________________________________________________
     ___________________________________________________________________

                             AMENDED AND RESTATED

                          REVOLVING CREDIT AGREEMENT

                                by and between

                                  MEDITRUST

                                as the Company

                                     and

                                  VIA BANQUE

                                 as the Bank


                                July 21, 1995
     ___________________________________________________________________
     ___________________________________________________________________

                               TABLE OF CONTENTS


                                                                                                      PAGE
SECTION 1  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.1.   "Affected Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2.   "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.3.   "Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.4.   "Appraised Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.5.   "Assignment and Acceptance"  . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.6.   "Balloon Payments" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.7.   "Bank" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.8.   "Bank Affiliate" or "Bank Affiliates"  . . . . . . . . . . . . . . . . . . . .   2
         Section 1.9.   "Borrowing Base" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.10.  "Borrowing Report"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 1.11.  "Breakage Costs"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 1.12.  "Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 1.13.  "Closing Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 1.14.  "Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 1.15.  "Commitment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 1.16.  "Commitment Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 1.17.  "Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 1.18.  "Company Limited Partnership" . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 1.19.  "Consolidated" or "consolidated"  . . . . . . . . . . . . . . . . . . . . . .    3
                                           ------------
         Section 1.20.  "Construction Investments"  . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 1.21.  "Continental Investments" . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 1.22.  "Controlled Limited Partnership"  . . . . . . . . . . . . . . . . . . . . . .    4
         Section 1.23.  "Controlled Group"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 1.24.  "Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 1.25.  "Default Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 1.26.  "Dividend" or "Dividends" . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 1.27.  "Eligible Investments"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 1.28.  "Environmental Laws"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 1.29.  "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 1.30.  "Eurodollar Office" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 1.31.  "Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 1.32.  "Facility" or "Facilities"  . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 1.33.  "Facility Fee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 1.34.  "Federal Funds Effective Rate"  . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 1.35.  "Fees"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 1.36.  "Financial Statement" or "Financial Statements" . . . . . . . . . . . . . . .    7
         Section 1.37.  "Fixed Charge Coverage" . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 1.38.  "Fleet Bank"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 1.39.  "Fleet Bank Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 1.40.  "Fleet Bank Credit Facility"  . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 1.41.  "Funded Debt" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 1.42.  "GAAP"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 1.43.  "Gross Real Estate Investments" . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 1.44.  "Guarantees"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

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                                      (ii)


         Section 1.45.  "Hazardous Materials" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 1.46.  "Imputed Management Fees"                                                          10
         Section 1.47.  "Indebtedness"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 1.48.  "Insurance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 1.49.  "Interest Expense"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 1.50.  "Interest Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 1.51.  "Investment" or "Investments" . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 1.52.  "Investment Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.53.  "Investment Commitment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.54.  "Investment Fee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.55.  "IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.56.  "Law" or "Laws" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.57.  "Lease" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.58.  "Lease Rental Expense"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.59.  "Legal Impediment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.60.  "Legal Requirements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.61.  "LIBOR Base"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.62.  "LIBOR Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.63.  "LIBOR Margin"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.64.  "LIBOR Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.65.  "Lien"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.66.  "Line of Credit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.67.  "Liquid Assets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.68.  "Litigation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.69.  "Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.70.  "Loan Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.71.  "Loan Documents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.72.  "Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.73.  "Material Adverse Effect" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.74.  "Mediplex"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.75.  "Meditrust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.76.  "Modified Operating Cash Flow"  . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.77.  "Mortgage" or "Mortgages" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.78.  "Mortgage Expense"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.79.  "Net Earnings"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.80.  "Note" or "Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.81.  "Notice of Borrowing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.82.  "Notice of Continuation or Conversion"  . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.83.  "Obligations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.84.  "Operating Cash Flow" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.85.  "Operating Facilities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 1.86.  "Operator"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 1.87.  "Operator Interest Expense" . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 1.88.  "Other Documents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 1.89.  "Outstanding Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 1.90.  "PBGC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 1.91.  "Permitted Indebtedness"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 1.92.  "Permitted Investments" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 1.93.  "Permitted Liens" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 1.94.  "Person"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

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
         Section 1.95.  "Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..17
         Section 1.96.  "Pooled Facilities"                                                               18
         Section 1.97.  "Pooled Guaranteed Facilities"  . . . . . . . . . . . . . . . . . . . . . . . . ..18
         Section 1.98.  "Prime Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..18
         Section 1.99.  "Prime Rate Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..18
         Section 1.100.  "Qualified Appraisal"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..18
         Section 1.101.  "Register" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..18
         Section 1.102.  "REIT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..18
         Section 1.103.  "Release"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..19
         Section 1.104.  "Relevant Local Time"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..19
         Section 1.105.  "Reportable Event" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..19
         Section 1.106.  "Request"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..19
         Section 1.107.  "Revolving Credit Note" and "Revolving Credit Notes" . . . . . . . . . . . . . ..19
         Section 1.108.  "Revolving Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..19
         Section 1.109.  "Revolving Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..19
         Section 1.110.  "Scheduled Maturity Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . ..19
         Section 1.111.  "SEC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..19
         Section 1.112.  "Solvent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..19
         Section 1.113.  "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..19
         Section 1.114.  "Tangible Net Worth" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..20
         Section 1.115.  "Total Capital"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..20
         Section 1.116.  "Total Liabilities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..20
         Section 1.117.  "Tribunal" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..20
         Section 1.118.  "Unsecured Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . . . . . ..20
         Section 1.119.  "Unused Commitment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..21
         Section 1.120.  "Unused Commitment Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . ..21
         Section 1.121.  "Unused Fee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..21

SECTION 2  THE CREDIT FACILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..21
         Section 2.1.  The Line of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..21
                 Section 2.1.1.  Revolving Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . ..21
                 Section 2.1.2.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . ..21
                 Section 2.1.3.  Calculation of the Borrowing Base. . . . . . . . . . . . . . . . . . . ..21
                 Section 2.1.4.  Notice of Borrowing. . . . . . . . . . . . . . . . . . . . . . . . . . ..22
                 Section 2.1.5.  The Loan Account.  . . . . . . . . . . . . . . . . . . . . . . . . . . ..22
                 Section 2.1.6.  Revolving Credit Note. . . . . . . . . . . . . . . . . . . . . . . . . ..23
                 Section 2.1.7.  Payment of Principal.  . . . . . . . . . . . . . . . . . . . . . . . . ..23
                 Section 2.1.8.  Interest Rates and Payments of Interest. . . . . . . . . . . . . . . . ..23
                 Section 2.1.9.  Limitations on LIBOR Loans.  . . . . . . . . . . . . . . . . . . . . . ..24
                 Section 2.1.10.  Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..24
                 Section 2.1.11.  Renewal.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..24
                 Section 2.1.12.  Mandatory Prepayments.  . . . . . . . . . . . . . . . . . . . . . . . ..24
                 Section 2.1.13.  Reduction of Commitment.  . . . . . . . . . . . . . . . . . . . . . . ..25
         Section 2.2.  Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..25
                 Section 2.2.1.  Calculation of Interest. . . . . . . . . . . . . . . . . . . . . . . . ..25
                 Section 2.2.2.  Continuation or Conversion of Loans. . . . . . . . . . . . . . . . . . ..25
                 Section 2.2.3.  Duration of Interest Periods.  . . . . . . . . . . . . . . . . . . . . ..26

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
                 Section 2.2.4.  Changed Circumstances. . . . . . . . . . . . . . . . . . . . . . . . . ..26
                 Section 2.2.5.  Payments Not at End of Interest Period.                                  27
                 Section 2.2.6.  Usury. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..28
         Section 2.3.  Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..28
                 Section 2.3.1.  Unused Fee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..28
                 Section 2.3.2.  Facility Fee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..28
                 Section 2.3.3.  Calculation of Fees. . . . . . . . . . . . . . . . . . . . . . . . . . ..28
         Section 2.4.  General Terms Applicable to the Credit Facility. . . . . . . . . . . . . . . . . ..28
                 Section 2.4.1.  Direct Debit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..28
                 Section 2.4.2.  Overdue Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . ..29
                 Section 2.4.3.  Manner and Time of Payments by the Company.  . . . . . . . . . . . . . ..29
                 Section 2.4.4.  Increased Costs and Capital Adequacy.  . . . . . . . . . . . . . . . . ..29
                 Section 2.4.5.  Withholding Tax Exemption. . . . . . . . . . . . . . . . . . . . . . . ..33
                 Section 2.4.6.  Prepayments of the Loans.  . . . . . . . . . . . . . . . . . . . . . . ..33

SECTION 3  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..33
         Section 3.1.  Organization, Power and Authority. . . . . . . . . . . . . . . . . . . . . . . . ..34
         Section 3.2.  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..34
         Section 3.3.  No Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..34
         Section 3.4.  Qualification as a Real Estate Investment Trust. . . . . . . . . . . . . . . . . ..35
         Section 3.5.  Binding Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..35
         Section 3.6.  Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..35
         Section 3.7.  No Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..35
         Section 3.8.  Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..35
         Section 3.9.  Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..36
         Section 3.10.  INTENTIONALLY LEFT BLANK. . . . . . . . . . . . . . . . . . . . . . . . . . . . ..36
         Section 3.11.  Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..36
         Section 3.12.  Title to Real and Personal Property.  . . . . . . . . . . . . . . . . . . . . . ..36
         Section 3.13.  Statutory Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..37
         Section 3.14.  Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..37
         Section 3.15.  Other Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..37
         Section 3.16.  Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..38
         Section 3.17.  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..38
         Section 3.18.  Ranking of Loan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..38
         Section 3.19.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..38
         Section 3.20.  Guarantees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..38
         Section 3.21.  ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..39
         Section 3.22.  Environmental Protection. . . . . . . . . . . . . . . . . . . . . . . . . . . . ..39
         Section 3.23.  Facilities and Operators. . . . . . . . . . . . . . . . . . . . . . . . . . . . ..40
         Section 3.24.  Material Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..40
         Section 3.25.  Materiality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..40
         Section 3.26.  Intercompany Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . ..40

SECTION 4  CONDITIONS TO OBLIGATIONS OF THE BANK  . . . . . . . . . . . . . . . . . . . . . . . . . . . ..41
         Section 4.1.  Authorizations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..41

                                      (v)


         Section 4.2.  Representations and Warranties True. . . . . . . . . . . . . . . . . . . . . . . ..41
         Section 4.3.  Performance and Compliance.                                                        41
         Section 4.4.  Delivery of Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..41

SECTION 5  CONDITIONS TO MAKING REVOLVING LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..42
         Section 5.1.  Notice of Borrowing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..42
         Section 5.2.  No Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..42
         Section 5.3.  Truth of Representations and Warranties. . . . . . . . . . . . . . . . . . . . . ..42
         Section 5.4.  No Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..43
         Section 5.5.  Payment of Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..43
         Section 5.6.  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..43

SECTION 6  AFFIRMATIVE COVENANTS OF COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..43
         Section 6.1.  Financial Statements and Reporting Requirements. . . . . . . . . . . . . . . . . ..43
         Section 6.2.  Appraisals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..46
         Section 6.3.  Maintenance of Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..46
         Section 6.4.  Maintenance of Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . ..48
         Section 6.5.  Taxes and Other Assessments. . . . . . . . . . . . . . . . . . . . . . . . . . . ..48
         Section 6.6.  Inspection.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..48
         Section 6.7.  Notices of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..49
         Section 6.8.  Maintenance of Books and Records.  . . . . . . . . . . . . . . . . . . . . . . . ..49
         Section 6.9.  Maintenance of Permits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..49
         Section 6.10.  Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..49
         Section 6.11.  Change of Offices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..49
         Section 6.12.  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..49
         Section 6.13.  Compliance with Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . ..50
         Section 6.14.  Business of the Borrower. . . . . . . . . . . . . . . . . . . . . . . . . . . . ..50
         Section 6.15.  Ranking of Loan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..50
         Section 6.16.  Intercompany Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . ..51

SECTION 7  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..51
         Section 7.1.  Limitation on Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . ..51
         Section 7.2.  Contingent Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..52
         Section 7.3.  Negative Pledge/Encumbrances.  . . . . . . . . . . . . . . . . . . . . . . . . . ..53
         Section 7.4.  Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..54
         Section 7.5.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..55
         Section 7.6.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..55
         Section 7.7.  Gross Real Estate Investments. . . . . . . . . . . . . . . . . . . . . . . . . . ..55
         Section 7.8.  Construction Investments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . ..56
         Section 7.9.  Interest Rate Protection.  . . . . . . . . . . . . . . . . . . . . . . . . . . . ..57
         Section 7.10.  Dividends.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..57
         Section 7.11.  Amendment of Declaration of Trust.  . . . . . . . . . . . . . . . . . . . . . . ..57
         Section 7.12.  Future Leases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..57
         Section 7.13.  Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..57
         Section 7.14.  Prohibited Transactions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . ..58
         Section 7.15.  Mergers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..58
         Section 7.16.  Change in Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..58
         Section 7.17.  Issuance of Stock by Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . ..58
         Section 7.18.  Sale of Stock and Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . ..58

                                      (vi)


         Section 7.19.  Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . ..59
         Section 7.20.Amendment of Fleet Bank Credit Facility.                                            59

SECTION 8  FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..60
         Section 8.1.  Cash Flow Coverage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..60
         Section 8.2.  Modified Cash Flow Coverage. . . . . . . . . . . . . . . . . . . . . . . . . . . ..60
         Section 8.3.  Total Liabilities to Tangible Net Worth. . . . . . . . . . . . . . . . . . . . . ..60
         Section 8.4.  Tangible Net Worth.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..60
         Section 8.5.  Establishment of Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . ..60

SECTION 9  DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..60
         Section 9.1.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..60
         Section 9.2.  Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..63

SECTION 10  ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..63
         Section 10.1.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..63
         Section 10.2.  Maintenance of a Register.  . . . . . . . . . . . . . . . . . . . . . . . . . . ..65
         Section 10.3.  Sale of Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..65
         Section 10.4.  Disclosure of Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . ..66
         Section 10.5.  Assignee or Participant Affiliated with the Company.  . . . . . . . . . . . . . ..66
         Section 10.6.  Miscellaneous Assignment Provisions.  . . . . . . . . . . . . . . . . . . . . . ..66
         Section 10.7.  No Assignment or Delegation by the Company. . . . . . . . . . . . . . . . . . . ..67

SECTION 11  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..67
         Section 11.1.  Confidentiality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..67
         Section 11.2.  Waivers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..67
         Section 11.3.  Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..69
         Section 11.4.  Fees and Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..70
         Section 11.5.  Term of Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..70
         Section 11.6.  Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..70
         Section 11.7.  Schedules and Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..71
         Section 11.8.  Governing Law; Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . . ..71
         Section 11.9.  Survival of Representations.  . . . . . . . . . . . . . . . . . . . . . . . . . ..71
         Section 11.10.  Amendments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..71
         Section 11.11.  Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..72
         Section 11.12.  No Agency Relationship.  . . . . . . . . . . . . . . . . . . . . . . . . . . . ..72
         Section 11.13.  Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..72
         Section 11.14.  Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..72
         Section 11.15.  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..72
         Section 11.16.  Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..72
         Section 11.17.  Interpretation and Construction. . . . . . . . . . . . . . . . . . . . . . . . ..72
         Section 11.18.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..73
         Section 11.19.  Limitation of Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . ..74

                                    (vii)

                              TABLE OF EXHIBITS


Exhibit A        Notice of Borrowing

Exhibit B        Form of Revolving Credit Note

Exhibit C        INTENTIONALLY LEFT BLANK

Exhibit D        Notice of Continuation or Conversion

Exhibit E        Form of Opinion of Counsel to the Company

Exhibit F        Form of Borrowing Report

Exhibit G        Form of Meditrust Facility Summary

Exhibit H        INTENTIONALLY LEFT BLANK

Exhibit I        Form of Assignment and Acceptance

                                    (viii)

                              TABLE OF SCHEDULES



Schedule 3.3.    Restrictions

Schedule 3.8.    Material Adverse Changes

Schedule 3.12.   Liens

Schedule 3.18.   Existing Indebtedness

Schedule 3.19.   Litigation

Schedule 3.20.   Guarantees

Schedule 3.22.   Environmental Matters

Schedule 7.1.    Indebtedness

Schedule 7.2.    Guarantees

               AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
               -----------------------------------------------


         This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the "Agreement") is made as of this 21st day of July, 1995 by and between MEDITRUST, a Massachusetts business trust, with its chief executive office located at 197 First Avenue, Needham, Massachusetts 02194 ("Meditrust" or the "Company"); and VIA BANQUE, a banking corporation organized under the laws of the Republic of France (the "Bank").

                            Section 1  DEFINITIONS

         All capitalized terms used in this Agreement, the Notes or the Other Documents, or in any certificate, report or other document, agreement or instrument executed or delivered pursuant hereto and thereto (unless otherwise indicated therein) shall have the meanings ascribed to such terms below.

         Section 1.1.  "AFFECTED LOANS" has the meaning ascribed to it in
Section 2.2.4. hereof.

         Section 1.2. "AFFILIATE" means any Person (i) which directly or indirectly controls, or is controlled by, or is under common control with, another Person or any Subsidiary of such other Person; (ii) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such other Person or any Subsidiary of such other Person; or
(iii) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such other Person or any Subsidiary of such other Person. The term "control" (and its correlative meanings "controlled by" and "under common control with") as used in this Section 1.2. means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

         Section 1.3. "AGREEMENT" means this Amended and Restated Revolving Credit Agreement and shall include any and all amendments, restatements, modifications and supplements hereto.

         Section 1.4. "APPRAISED VALUE" means, with respect to any Investment, the value of such Investment reflected in the most recent Qualified Appraisal prepared with respect to such Investment.

         Section 1.5. "ASSIGNMENT AND ACCEPTANCE" has the meaning ascribed to it in Section 10.1. hereof.

         Section 1.6. "BALLOON PAYMENTS" means, as of any date as of which the amount thereof shall be determined, an amount equal to the Company's aggregate obligation to make payments of principal in respect of Indebtedness having a maturity during the immediately succeeding six (6) month period minus Liquid Assets and availability under the Line of Credit and the Fleet Bank Credit Facility; provided, however, that any Indebtedness with respect to which the Company has received a commitment for the renewal or other refinancing of such Indebtedness shall not be included in the computation of Balloon Payments and provided, further, that if the calculation of the amount of Balloon Payments results in a negative number, then the amount thereof shall be deemed to be zero (0).

         Section 1.7. "BANK" has the meaning ascribed to it in the Preamble hereof.

         Section 1.8. "BANK AFFILIATE" or "BANK AFFILIATES" means any Affiliate of the Bank or its parent company.

         Section 1.9. "BORROWING BASE" means, as of any date as of which the amount thereof shall be determined, an amount equal to (x) the sum of (i) seventy-five percent (75%) of Eligible Investments as of such date plus (ii) Liquid Assets as of such date minus (y) Unsecured Indebtedness as of such date and the Fleet Bank Amount as of such date.

         Section 1.10.  "BORROWING REPORT" has the meaning ascribed to it in
Section 6.1.(c) hereof.

         Section 1.11. "BREAKAGE COSTS" means an amount equal to all costs the Bank sustains in breaking or unwinding or in not making after receiving a Notice of Borrowing or a Notice of Continuation or Conversion any LIBOR funding contract, and all expenses that the Bank sustains or incurs as a result of prepayment or receipt of principal with respect to a LIBOR Loan on a day other than the last day of the then current Interest Period.

         Section 1.12. "BUSINESS DAY" means any day in which dealings in foreign currencies and exchange between banks may be carried on in the place where the Eurodollar Office is located and in the place where the head office of the Bank is located, other than a Saturday, Sunday, legal holiday or other day on which banks in such places or in London, England or New York, New York are required or permitted by law to close.

         Section 1.13.  "CLOSING DATE" means July __, 1995.

         Section 1.14. "CODE" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Section 1.15. "COMMITMENT" means the Bank's obligation to make Revolving Loans.

         Section 1.16. "COMMITMENT AMOUNT" means an amount equal to the Commitment as in effect from time to time in accordance with the provisions hereof, but in no event greater than FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00).

         Section 1.17. "COMPANY" has the meaning ascribed to it in the Preamble hereof.

         Section 1.18. "COMPANY LIMITED PARTNERSHIP" means a limited partnership which is organized to own a Facility of which the Company or a Subsidiary of the Company is the general partner and owns one hundred percent (100%) of the partnership interests of such limited partnership.

         Section 1.19. "CONSOLIDATED" or "CONSOLIDATED" means, with reference to any term defined in this Agreement, that term as applied to the accounts of the Company consolidated in accordance with GAAP and whenever "Consolidated" or "consolidated" is used herein, it shall always mean, with reference to the Company, Meditrust and all of its Subsidiaries (but including for purposes of this definition all entities in which the Company has any interest, even if less than fifty percent (50%)).

         Section 1.20. "CONSTRUCTION INVESTMENTS" means financing extended by the Company or a Subsidiary of the Company with respect to a Facility which is either under construction (i.e., has not received a certificate of occupancy) or in development (i.e., has received a certificate of occupancy or operating license within the preceding eighteen (18) months); provided, however, that a Facility will not be considered to be in development if at least three (3) calendar months have lapsed since the date on which the Facility received a certificate of occupancy and (i) such Facility has a Fixed Charge Coverage of at least 1.10 to 1.0 or (ii), in the case of a Facility which is a Pooled Facility, the Pooled Facilities' Fixed Charge Coverage is at least 1.2 to 1.0 or the Pooled Facility's Fixed Charge Coverage is at least 0.8 to 1.0 or (iii) in the case of a Facility which is a Pooled Guaranteed Facility, the Pooled Guaranteed Facilities' Fixed Charge Coverage is at least 1.0 to 1.0 and the Pooled Guaranteed Facility's Fixed Charge Coverage is at least 0.8 to 1.0.

         Section 1.21. "CONTINENTAL INVESTMENTS" means Investments which relate to Facilities leased or operated by Continental Medical Systems, Inc. or its affiliates and existing as of the Closing Date and which are subject to Indebtedness provided by a Person other than the Company or a Subsidiary of the Company.

         Section 1.22. "CONTROLLED LIMITED PARTNERSHIP" means a limited partnership, other than a Company Limited Partnership, organized to own a Facility of which the Company or a Subsidiary of the Company is the sole general partner and which the Company or a Subsidiary of the Company owns at least sixty-six and two/thirds percent (66.66%) of the aggregate partnership interests of such limited partnership.

         Section 1.23. "CONTROLLED GROUP" means all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         Section 1.24. "DEFAULT" means an Event of Default or event or condition that, but for the lapse of time, the giving of notice, or both, would constitute an Event of Default.

         Section 1.25. "DEFAULT RATE" means a rate of interest equal to four percentage points (4%) above the rate of interest otherwise in effect under this Agreement.

         Section 1.26. "DIVIDEND" or "DIVIDENDS" means the payment of any dividend or other distribution in respect of the capital stock of a corporation or, with respect to Meditrust, shares of beneficial interest, in cash or other property (excepting distribution in the form of such stock or shares of beneficial interest) or the redemption or acquisition of any capital stock or shares of beneficial interest.

         Section 1.27. "ELIGIBLE INVESTMENTS" means, as of any date as of which the amount thereof is to be determined, an amount equal to the sum of:

                 (i) the lesser of the Appraised Value or purchase price of Facilities owned (whether through fee simple title ownership or pursuant to rights as lessee under a longterm ground lease) entirely by the Company, a Subsidiary of the Company or a Company Limited Partnership; plus

                 (ii) the lesser of the Appraised Value of any Facility securing a Mortgage or the outstanding principal amount of the Mortgage secured by any such Facility; plus

                 (iii) seventy and one-half percent (70.5%) of the lesser of the Appraised Value or the outstanding principal amount of the Continental Investments minus the aggregate outstanding principal amount of any loans secured by a first lien mortgage in the Continental Investments but in no event greater than FIFTY EIGHT MILLION AND NO/100 DOLLARS ($58,000,000.00); plus

                 (iv) seventy-five percent (75%) of the amount determined by multiplying the lesser of the Appraised Value of a Facility owned by a Controlled Limited Partnership or the purchase price of a Facility owned by a Controlled Limited Partnership by a fraction, the numerator of which is the aggregate interest in the Controlled Limited Partnership possessed by the Company or a Subsidiary of the Company and the denominator of which is one hundred (100);

but excluding from the calculation thereof:

                 (a) any Investment in which the Company or a Subsidiary of the Company has granted a voluntary Lien other than the Continental Investments as set forth above;

                 (b) any Construction Investments;

                 (c) any Pooled Facilities or Pooled Guaranteed Facilities which have a Fixed Charge Coverage of less than 1.0 to 1.0, and as to Pooled Guaranteed Facilities only, any Pooled Guaranteed Facility which has an individual Fixed Charge Coverage ratio of less than .8 to 1.0 and, in the case of a Facility which is not a Pooled Facility or a Pooled Guaranteed Facility,
1.10 to 1.0;

                 (d) any Investment where audited Financial Statements are not available within one hundred twenty (120) days after year end; provided, however, that no Facility shall be excluded from the calculation of Eligible Investments once such audited Financial Statements are available; and provided, further, that no Facility shall be excluded from the calculation of Eligible Investments for failure to deliver Financial Statements if the Investment Amount of such Facility, when aggregated with the Investment Amount of other Facilities owned by the same Operator, equal less than FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) of the Company's actual Gross Real Estate Investments in a sale/leaseback transaction or Mortgage and provided, further, that the foregoing proviso shall not discharge the Company's obligation to deliver Financial Statements to the Bank upon receipt of the same by the Company;

                 (e) any Investment which is delinquent for thirty (30) days or more in payments to the Company or a Subsidiary of the Company;

                 (f) Gross Real Estate Investments relating to Controlled Limited Partnerships which exceed fifteen percent (15%) of the Company's Gross Real Estate Investments; and

                 (g) any Investment which is not located within the

United States of America.

         Section 1.28. "ENVIRONMENTAL LAWS" means any and all Laws of any Tribunal pertaining to the environment, including without limitation, the federal Clean Water Act, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and as may be further amended (all together herein called "CERCLA"), the Federal Water Pollution Control Amendments, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and any comparable or similar environmental laws of any state in which the Company, a Subsidiary of the Company or Operator owns or operates a Facility. Likewise, the terms "hazardous substance," "release," and "threatened release" herein referenced in connection with Environmental Laws shall have the meanings specified in CERCLA and the terms "solid waste" and "dispose" (or "disposed") shall have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that, to the extent the laws of any state which are applicable to a specific Facility and which establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply with respect to such Facility.

         Section 1.29. "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Section 1.30. "EURODOLLAR OFFICE" means, initially, the Bank's office in Paris, France, and thereafter such other office or offices of the Bank or any Bank Affiliate (as designated from time to time by notice from the Bank) through which the LIBOR Rate is determined.

         Section 1.31.  "EVENT OF DEFAULT" has the meaning ascribed to it in
Section 9 hereof.

         Section 1.32. "FACILITY" or "FACILITIES" means a health care facility (including, but not limited to, long-term care and retirement living facilities, psychiatric and rehabilitation hospitals, alcohol and substance abuse treatment facilities and medical office buildings), whether already existing or under construction, owned (whether through fee simple title ownership or pursuant to rights as lessee under a long-term ground lease) by the Company, a Company Limited Partnership, a Controlled Limited Partnership or any Subsidiary of the Company or upon which the Company, a Company Limited Partnership, a Controlled Limited Partnership or any Subsidiary of the Company holds a Mortgage.

         Section 1.33.  "FACILITY FEE" has the meaning ascribed to it in
Section 2.3.2. hereof.

         Section 1.34. "FEDERAL FUNDS EFFECTIVE RATE" means for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three (3) Federal funds brokers of recognized standing selected by the Bank.

         Section 1.35. "FEES" means the Unused Fee, the Facility Fee, and any and all other fees, if any, payable hereunder.

         Section 1.36. "FINANCIAL STATEMENT" or "FINANCIAL STATEMENTS" means, as of any date, or with respect to any period, as applicable, a financial report or reports consisting of (i) a balance sheet; (ii) an income statement;
(iii) a statement of cash flow; (iv) a statement of retained earnings (if prepared by the Company); and (v) changes in stockholders' equity.

         Section 1.37. "FIXED CHARGE COVERAGE" means, with respect to any Facility, Pooled Facilities or Pooled Guaranteed Facilities, the ratio of (x) pre-tax net income plus Operator Interest Expense, Mortgage Expense (but excluding therefrom any amounts relating to principal), Lease Rental Expense, depreciation and amortization on the Facility, Pooled Facilities or Pooled Guaranteed Facilities, management fees and any revenues from prior period adjustments relating to the settlement, filing or audit of cost reports less Imputed Management Fees to (y) the sum of Operator Interest Expense (but excluding therefrom Operator Interest Expense, the payment of which is subordinated to the payment of Indebtedness owing to the Company), Mortgage Expense, Lease Rental Expense, and current maturities of Indebtedness of the Operator (other than Indebtedness relating to a Mortgage) which are not subordinated to the Company or a Subsidiary of the Company, all of the foregoing calculated by reference to the immediately preceding six (6) month period.

         Section 1.38.  "FLEET BANK" means Fleet Bank, National Association.

         Section 1.39. "FLEET BANK AMOUNT" means, as of any date as of which the amount thereof shall be determined, the principal amount of Indebtedness outstanding under the Fleet Bank Credit Facility.

         Section 1.40. "FLEET BANK CREDIT FACILITY" means the credit facility provided to the Company pursuant to the Amended and Restated Revolving Credit Agreement among the Company, the lending institutions referenced therein, and Fleet Bank and First Union National Bank of North Carolina as Agents, in the original principal amount of ONE HUNDRED FIFTY-FIVE MILLION AND NO/100 DOLLARS ($155,000,000.00) as of July __, 1995, as amended and in effect from time to time.

         Section 1.41. "FUNDED DEBT" shall mean and include, without duplication,

         (i) any obligation payable more than one (1) year from the date of creation thereof which, under GAAP, is shown on a balance sheet of a Person as a liability (including capitalized lease obligations and excluding reserves to the extent that such reserves do not constitute an obligation),

         (ii) Indebtedness payable more than one (1) year from the date of creation thereof which is secured by any Lien on property owned by the Company or any Subsidiary, whether or not the Indebtedness secured thereby shall have been assumed by the Company or such Subsidiary,

         (iii) Guarantees (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person,

         (iv) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses,

         (v) obligations under any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered,

         (vi) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor,

         (vii) obligations under any contract for the sale or use of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services, or the use thereof, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person,

         (viii) any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of the Company of real property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary, and

         (ix) obligations under any other contract which, in economic effect, is substantially equivalent to a Guarantee.

         Section 1.42. "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

         Section 1.43. "GROSS REAL ESTATE INVESTMENTS" means, as of any date as of which the amount thereof shall be determined, an amount equal to the purchase price of Facilities owned by, or the amount of the Company's or any Subsidiary of the Company's investment in Facilities leased by, the Company or any Subsidiary of the Company plus the outstanding principal amount of Mortgages encumbering Facilities which are owned by Persons other than the Company as of such date.

         Section 1.44. "GUARANTEES" means, as applied to the Company and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of any other Person (except those made to or by the Company or any Subsidiary with respect to an underlying obligation of the Company, any Subsidiary, any Company Limited Partnership or any

Controlled Limited Partnership), whether or not reflected on the balance sheet of the Company or its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

         Section 1.45. "HAZARDOUS MATERIALS" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or terms of similar import under any Environmental Laws;
(ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (a) poses a hazard to human health or the environment or (b) causes any of any properties or assets of the Company or its Subsidiaries to be in violation of any Environmental Laws; (iii) asbestos in any form, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (iv) to the extent prohibited or required to be mitigated by any Environmental Laws, lead in paint, plaster or other accessible materials and (v) any other chemical, material or substance, exposure to, or disposal of, which is now or hereafter prohibited, limited or regulated by any Tribunal but shall not mean cleaning agents, pharmaceuticals and petroleum products in such quantities and concentrations as are customarily used in connection with the operation and maintenance of health care facilities and which are used in compliance with applicable Environmental Laws.

         Section 1.46. "IMPUTED MANAGEMENT FEES" means, for any period, an amount equal to five percent (5%) of the net revenues of a Facility.

         Section 1.47. "INDEBTEDNESS" means any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money).

         Section 1.48. "INSURANCE" has the meaning ascribed to it in Section 6.3.(c) hereof.

         Section 1.49. "INTEREST EXPENSE" for any period shall mean, on a consolidated basis, the sum of all interest on, and all amortization of debt discount and expenses on, all Indebtedness of the Company and its Subsidiaries outstanding at any time during such period.

         Section 1.50. "INTEREST PERIOD" means, (i) with respect to each LIBOR Loan, the period commencing on the date of the making or continuation of, or conversion to, such Loan and ending one (1), two (2), or three (3) months thereafter, as the Company may elect in the applicable Notice of Borrowing or Notice of Continuation or Conversion and (ii) with respect to a Prime Rate Loan, the period commencing on the date of the making of such Loan and the date on which the Prime Rate Loan is repaid or the Company elects, in accordance with this Agreement, to convert such Loan to a LIBOR Loan;

provided, however, that:

                          (i) any Interest Period (other than an Interest
Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                          (ii) any Interest Period applicable to a LIBOR Loan
that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

                          (iii) any Interest Period that would otherwise end
after the Scheduled Maturity Date shall end on the Scheduled Maturity Date;

                          (iv) notwithstanding clause (iii) above, no Interest
Period applicable to a LIBOR Loan shall have a duration of less than one (1) month and if any Interest Period applicable to such Loan would be for a shorter Interest Period, such Interest Period shall not be available hereunder; and

                          (v) if the Company fails to designate the length of
the Interest Period with respect to a LIBOR Loan, then the period shall be thirty (30) days.

         Section 1.51. "INVESTMENT" or "INVESTMENTS" means a Facility or a Mortgage, individually or collectively, as the case may be.

         Section 1.52. "INVESTMENT AMOUNT" means, with respect to any individual Investment, the purchase price in the case of a Facility owned by the Company or a Subsidiary of the Company, the amount invested by the Company or a Subsidiary of the Company in the case of a Facility leased by the Company or any such Subsidiary or the outstanding principal amount in the case of a Mortgage.

         Section 1.53. "INVESTMENT COMMITMENT" means a commitment, agreement or undertaking by the Company or a Subsidiary of the Company to acquire a Facility or to make or acquire a Mortgage.

         Section 1.54. "INVESTMENT FEE" means a fee paid by a third party to the Company as an inducement to the Company or a Subsidiary of the Company to make or issue an Investment Commitment.

         Section 1.55. "IRS" has the meaning ascribed to it in Section 3.4. hereof.

         Section 1.56. "LAW" or "LAWS" means all constitutions, treaties, statutes, laws, ordinances, codes, regulations, rules, orders, decisions, writs, injunctions, or decrees of the United States of America or any other Tribunal, now in effect and as hereafter amended, issued, promulgated, or otherwise coming into effect.

         Section 1.57. "LEASE" means leases for Facilities for which the Company, a Subsidiary of the Company, a Company Limited Partnership or a Controlled Limited Partnership is the lessor or sublessor.

         Section 1.58. "LEASE RENTAL EXPENSE" means, for any period and with respect to any Facility, the total amount payable during such period by the lessee of such Facility to the Company or a Subsidiary of the Company, including, without limitation, (a) base rent (as adjusted from time to time), plus (b) all incremental charges to which the Facility is subject under the lease relating thereto, plus (c) in the case of ground leases, any other amounts payable thereunder to the Company or a Subsidiary of the Company under the lease relating thereto.

         Section 1.59.  "LEGAL IMPEDIMENT" has the meaning ascribed to it in
Section 2.2.4.(ii)(A) hereof.

         Section 1.60. "LEGAL REQUIREMENTS" means all Laws, and all recorded or unrecorded agreements, covenants, restrictions, easements or conditions (including any requirement of any insurance or surety company or any board of fire underwriters), as now in effect and as hereafter amended, issued, promulgated, or otherwise coming into effect.

         Section 1.61. "LIBOR BASE" means the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percentage point (1%) shown on the display referred to as the "LIBO page" (or any display substituted therefor) of the Telerate U.S. Domestic Money Service transmitted through the Telerate monitor system as being the respective rates at which U.S. dollar deposits would be offered two (2) Business Days prior to the beginning of the relevant Interest Period by the principal London offices of each of the banks named thereon to major banks in the London interbank Eurodollar market where the Eurodollar Office is located at the Relevant Local Time for delivery on the first day of such Interest Period for the number of days comprised therein and in the amount of the principal amount of the applicable LIBOR Loan.

         Section 1.62. "LIBOR LOAN" means a Loan bearing interest at the LIBOR Rate.

         Section 1.63. "LIBOR MARGIN" means, as of any date as of which the amount thereof shall be determined, an amount determined by reference to the ratio of the Company's Consolidated Total Liabilities to the Company's Consolidated Tangible Net Worth (which ratio shall be determined monthly for purposes of this definition) as follows:

         (i) If the ratio is less than 1.0 to 1.0, then the Libor Margin shall be one percentage point (1.0%); and

         (ii) If the ratio is 1.0 to 1.0 or greater but less than 1.30 to 1.0, then the Libor Margin shall be one and one-quarter percentage points (1.25%); and

         (iii) If the ratio is 1.30 to 1.0 or greater but less than 1.50 to 1.0, then the Libor Margin shall be one and one-half percentage points (1.5%).

         Section 1.64. "LIBOR RATE" means, with respect to each Interest Period, the rate per annum equal to the sum of:

(A) (i) the LIBOR Base for such Interest Period divided by (ii) a percentage equal to one hundred percent (100%) minus the maximum reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or equivalent in the jurisdiction of the head office of the Bank) for determining the maximum reserve requirements (including, without limitation, any basic, supplemental, marginal or emergency reserve requirements) for the Bank in respect of liabilities or assets consisting of or including Eurocurrency liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the Interest Period; and

(B) the LIBOR Margin.

         Section 1.65. "LIEN" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a financing lease or any analogous arrangements in a Person's properties or assets, intended as, or having the effect of, security, whether voluntary or involuntary.

         Section 1.66.  "LINE OF CREDIT" has the meaning ascribed to it in
Section 2.1.1. hereof.

         Section 1.67. "LIQUID ASSETS" means, as of any date as of which the amount thereof shall be determined, the amount of cash and cash equivalents of the Company and its Subsidiaries on a consolidated basis.

         Section 1.68. "LITIGATION" means any proceeding, claim, suit, action, case or investigation by, before or involving any Tribunal.

         Section 1.69.  "LOAN" means any Revolving Loan.

         Section 1.70.  "LOAN ACCOUNT" has the meaning ascribed to it in
Section 2.1.5. hereof.

         Section 1.71. "LOAN DOCUMENTS" means this Agreement, the Notes, and the Other Documents.

         Section 1.72.  "LOANS" means the Revolving Loans.

         Section 1.73. "MATERIAL ADVERSE EFFECT" means an effect resulting from any circumstance or event of whatever nature (including any adverse determination in any Litigation) which does, or could reasonably be expected to, materially and adversely (i) impair the validity or enforceability of this Agreement, the Notes or the Other Documents, (ii) impair the ability of the Company to pay or perform the Obligations, (iii) cause an Event of Default or
(iv) affect the business operations or financial condition of the Company taken as a whole.

         Section 1.74. "MEDIPLEX" means The Mediplex Group, Inc., a Massachusetts corporation, having its chief executive office located at 15 Walnut Street, Wellesley, Massachusetts and any successor thereto, including the entity resulting from the contemplated merger/acquisition of Mediplex by Sun Healthcare Group, Inc.

         Section 1.75. "MEDITRUST" has the meaning ascribed to it in the Preamble hereof.

         Section 1.76. "MODIFIED OPERATING CASH FLOW" shall mean, for any period, the sum of (a) Net Earnings for such period, (b) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), (c) depreciation and amortization and (d) Investment Fees received in cash during such period minus the amortized amount of all Investment Fees included in Net Earnings for such period, all of the foregoing determined on a consolidated basis.

         Section 1.77. "MORTGAGE" or "MORTGAGES" means the mortgages of real estate for which the Company or a Subsidiary of the Company is the mortgagee, whether or not the Company has sold third party participations in such Mortgages.

         Section 1.78. "MORTGAGE EXPENSE" means, for any period and with respect to any Facility, the total amount payable during such period by the mortgagor of such Facility to the Company, a Subsidiary of the Company or any third party under any participating agreement relating to a Mortgage, including, without limitation, (a) interest and principal (as adjusted from time to time) plus (b) all incremental charges to which the Facility is subject under the Mortgage.

         Section 1.79. "NET EARNINGS" means, for any period, the consolidated net earnings of Meditrust during such period as determined in accordance with GAAP.

         Section 1.80. "NOTE" or "NOTES" means any Revolving Credit Note and collectively the Revolving Credit Notes.

         Section 1.81.  "NOTICE OF BORROWING" has the meaning ascribed to it in
Section 2.1.4. hereof.

         Section 1.82. "NOTICE OF CONTINUATION OR CONVERSION" has the meaning ascribed to it in Section 2.2.2. hereof.

         Section 1.83. "OBLIGATIONS" means any and all loans, advances, indebtedness, liabilities, obligations, covenants or duties of the Company to the Bank or any Bank Affiliate under this Agreement, the Notes or the Other Documents.

         Section 1.84. "OPERATING CASH FLOW" shall mean, for any period, the sum of (a) Net Earnings for such period, (b) depreciation and amortization and (c) Investment Fees received in cash during such period minus the amortized amount of all Investment Fees included in Net Earnings for such period, all of the foregoing determined on a consolidated basis.

         Section 1.85. "OPERATING FACILITIES" shall mean any Facility, Pooled Facilities or Pooled Guaranteed Facilities which are not Construction Investments and which are currently operating in accordance with all applicable Laws.

         Section 1.86. "OPERATOR" means the lessee or sublessee of a Facility owned or leased by the Company or a Subsidiary of the Company, a Company Limited Partnership or a Controlled Limited Partnership and also means the mortgagor or lessee or sublessee of a Facility which is subject to a Mortgage to the extent that such entity controls the operation of such Facility.

         Section 1.87. "OPERATOR INTEREST EXPENSE" means, for any period, the sum of all interest on, and all amortization of debt discount and expenses on, all Indebtedness of an Operator outstanding at any time during such period but excluding any amounts which constitute Mortgage Expense.

         Section 1.88. "OTHER DOCUMENTS" means any document, guarantee, agreement or instrument other than the Agreement and the Note now or hereafter executed by the Company or any of its Subsidiaries in connection with the Loans as renewed, extended, amended, supplemented, increased, modified, or replaced.

         Section 1.89. "OUTSTANDING AMOUNT" means, as of any date as of which the amount thereof shall be determined, the aggregate outstanding principal amount of (i) the Line of Credit and (ii) Credits Outstanding, all as of the date of determination.

         Section 1.90. "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or part of its functions under ERISA.

         Section 1.91. "PERMITTED INDEBTEDNESS" has the meaning ascribed to it in Section 7.1. hereof.

         Section 1.92.  "PERMITTED INVESTMENTS" means:

         (a) Obligations of the United States of America or any department or agency thereof, and obligations guaranteed by the United States of America, in each case due within one year from the date of purchase and payable in the United States in United States dollars,

         (b) Prime Commercial Paper which is rated P-1 by Moody's Investors Service, Inc. ("Moody's") or A-1 by Standard & Poor's Corporation ("S&P"), bankers acceptances and certificates of deposit in United States commercial banks or foreign banks with United States branches (having capital resources in excess of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00) and having a long- term certificate of deposit rating of either A-1 by Moody's or A+ by S&P),

         (c) Repurchase agreements of United States commercial banks or brokerage institutions or foreign banks with United States branches (any such bank or institution having capital resources in excess of TWO HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($250,000,000.00)), in respect of the certificates and obligations referred to in clause (b) above, provided that any such repurchase agreement (x) has a term of less than one year and (y) is fully collateralized, and

         (d) Long-term corporate bonds with respect to which the Company or a Subsidiary of the Company has the option, granted by a brokerage institution having capital resources in excess of TWO HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($250,000,000.00) and having a long-term debt rating of either A-1 by Moody's or A+ by S&P, to require such brokerage institution to repurchase such bonds at par within twelve (12) months following acquisition thereof by the Company or a Subsidiary of the Company, provided that any such bond (x) may only be held during the time that the Company or a Subsidiary of the Company is entitled to the benefit of the repurchase option with respect to such bond, and
(y) must be rated at least BBB- by S&P, and Baa3 by Moody's (provided that no such bond is required to be rated by both S&P and Moody's).

         Section 1.93.  "PERMITTED LIENS" has the meaning ascribed to it in
Section 7.3. hereof.

         Section 1.94. "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, whether public or private.

         Section 1.95. "PLAN" means, at any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (ii) if such plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one (1) employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

         Section 1.96. "POOLED FACILITIES" means three or more Operating Facilities having an aggregate appraised value of at least TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), (i) the debt financings or leases of which are cross defaulted and, with respect to Mortgages, cross collateralized and (ii) which are commonly owned or operated by any Person or Affiliate of such Person.

         Section 1.97. "POOLED GUARANTEED FACILITIES" means three or more Operating Facilities having an aggregate appraised value of at least TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), which are commonly owned or operated by any Person or Affiliate of such Person and the debt financings or leases of which are subject to a valid, binding and enforceable unconditional guarantee of payment from such Person or Affiliate of such Person which commonly owns or operates such Facilities.

         Section 1.98. "PRIME RATE" means the rate of interest then announced from time to time by Chase Manhattan Bank, N.A. (or successor bank) as its prime rate of interest; provided, however, that if, at any time, the ratio of Meditrust's Consolidated Total Liabilities to Meditrust's Consolidated Tangible Net Worth (calculated on a monthly basis) is greater than 1.5 to 1.0, then the Prime Rate shall mean the rate of interest announced by Chase Manhattan Bank, N.A. (or successor bank) as its prime rate of interest plus one-quarter of one percentage point (1/4%). The Prime Rate shall be adjusted automatically as of the effective date of any change in the prime rate of interest announced by Chase Manhattan Bank, N.A. (or successor bank).

         Section 1.99. "PRIME RATE LOAN" means a Loan bearing interest at a rate equal to the Prime Rate.

         Section 1.100. "QUALIFIED APPRAISAL" means an appraisal independently and impartially prepared by a qualified appraiser retained or approved in writing by the Bank and having substantial experience in the appraisal of health care facilities and conforming to Uniform Standards of Professional Appraisal Practice ("USPAP") adopted by the Appraisal Standards Board of the Appraisal Foundation.

         Section 1.101.  "REGISTER" has the meaning ascribed to it in Section
10.2. hereof.

         Section 1.102. "REIT" means a "real estate investment trust," as such term is defined in Section 856 of the Code.

         Section 1.103. "RELEASE" means any release, emission, disposal, leaching, or migration into the environment (including, without limitation, the abandonment or improper disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any property owned, occupied or used by the Company or any of its Subsidiaries.

         Section 1.104. "RELEVANT LOCAL TIME" means 10:00 a.m. local time in the place where the Eurodollar Office is located.

         Section 1.105. "REPORTABLE EVENT" means any of the events described in Section 4043(b) of ERISA.

         Section 1.106. "REQUEST" has the meaning set forth in Section 2.4.4. hereof.

         Section 1.107. "REVOLVING CREDIT NOTE" and "REVOLVING CREDIT NOTES" have the meanings ascribed to them in Section 2.1.6. hereof.

         Section 1.108. "REVOLVING LOAN" means any loan or advance which the Company requests pursuant to Section 2.1.1. hereof.

         Section 1.109. "REVOLVING LOANS" means each group of Revolving Loans requested by the Company and made by the Bank under Section 2.1.1. hereof.

         Section 1.110. "SCHEDULED MATURITY DATE" has the meaning ascribed to it in Section 2.1.10. hereof.

         Section 1.111. "SEC" means the United States Securities and Exchange Commission or any successor agency or body.

         Section 1.112. "SOLVENT" means, when used with respect to any Person, that as of the date as to which the Person's solvency is to be determined:

                 (a)      it has sufficient capital to conduct its business; and

                 (b)      it is able to meet its debts as they mature.

         Section 1.113. "SUBSIDIARY" means, in the case of the Company, any corporation or other entity, including Company Limited Partnerships but excluding Controlled Limited Partnerships, of which fifty percent (50%) or more of the outstanding voting stock or interests are owned or controlled directly or indirectly by the Company or one or more of its Subsidiaries and, in the case of any other Person, any Person of which fifty percent (50%) or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such Person is held or controlled by another Person or a Subsidiary of such other Person; or any other organization the management of which is directly or indirectly controlled by another Person or Subsidiary of such other Person through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which a Person has more than a fifty percent (50%) ownership interest. The term "control" (and its correlative meanings "controlled by" and "under common control with") as used in this Section 1.113. means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

         Section 1.114. "TANGIBLE NET WORTH" means, as of any date of which the amount thereof shall be determined, the excess of (a) the sum of (i) the par value (or value stated on the books of Meditrust) of the shares of beneficial interest of Meditrust, plus (or minus, in the case of a surplus deficit) and (ii) the amount of the consolidated surplus, whether capital or earned, of Meditrust, over (b) the sum of treasury stock, goodwill, intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses and any write-up in the value of assets, all of the foregoing determined on a consolidated basis.

         Section 1.115. "TOTAL CAPITAL" means, as of any date as of which the amount thereof shall be determined, the sum of (i) Meditrust's Funded Debt plus
(ii) Meditrust's Tangible Net Worth as of such date, all of the foregoing determined on a consolidated basis.

         Section 1.116. "TOTAL LIABILITIES" means as of any date all of Meditrust's liabilities that should, in accordance GAAP, be classified as total liabilities on a balance sheet of Meditrust prepared as of such date, all of the foregoing determined on a consolidated basis.

         Section 1.117. "TRIBUNAL" means any state, commonwealth, country, municipal, federal, foreign, territorial or other governmental body, court, administrative department, commission, board, bureau, district, authority, agency, or instrumentality, or any arbitration authority.

         Section 1.118. "UNSECURED INDEBTEDNESS" means Indebtedness other than Indebtedness under the Line of Credit and the Fleet Bank Credit Facility which is not secured by any Lien.

         Section 1.119. "UNUSED COMMITMENT" means, as of the date as of which the amount thereof shall be determined, the positive difference, if any, between (i) the amount of the Bank's Commitment as of such date and (ii) the aggregate outstanding principal amount of Revolving Loans made by the Bank as of such date.

         Section 1.120. "UNUSED COMMITMENT AMOUNT" means, as of any date as of which the amount thereof shall be determined, the positive difference, if any, between (i) the Commitment Amount as of such date and (ii) the Outstanding Amount as of such date.

         Section 1.121.  "UNUSED FEE" has the meaning ascribed to it in Section
2.3.1. hereof.

                       Section 2  THE CREDIT FACILITIES

         Section 2.1. THE LINE OF CREDIT.

                 Section 2.1.1. REVOLVING LOANS. Subject to the terms and conditions contained in this Agreement, the Bank agrees to extend to the Company a line of credit and to lend to the Company, and the Company may borrow, repay and reborrow, on a revolving basis, in one (1) or more Revolving Loans from time to time during the period commencing after the Closing Date and continuing through the close of business on the Scheduled Maturity Date, amounts which are at least ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) and in integral multiples of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) thereafter and which, together with the Outstanding Amount, do not exceed (after giving effect to all amounts requested) in the aggregate at any one time outstanding the lesser of the Commitment Amount or the Borrowing Base in effect from time to time (the "Line of Credit"). Notwithstanding any provision of this Agreement to the contrary, all Revolving Loans shall constitute one obligation of the Company to the Bank. The Bank's obligation to make Revolving Loans hereunder (i) shall terminate on the Scheduled Maturity Date or any earlier date as may be provided for in this Agreement and (ii) is limited to the amount of its Commitment.

                 Section 2.1.2. USE OF PROCEEDS. The proceeds from the Revolving Loans shall be used by the Company solely (a) to acquire Facilities;
(b) to fund Construction Investments; (c) to extend or acquire loans secured by Mortgages; and (d) for general corporate purposes.

                 Section 2.1.3. CALCULATION OF THE BORROWING BASE. The Borrowing Base shall be calculated by reference to the most recent Borrowing Report delivered by the Company under Section 6.1.(c) hereof. The Company shall calculate the Borrowing Base on a quarterly basis and the Company shall immediately notify the Bank when the Outstanding Amount exceeds the available Borrowing Base and shall pay any excess in accordance with Section 2.1.12. hereof. The Company may request that it receive a Revolving Loan in excess of the amount which would be available under the most recent Borrowing Report delivered by the Company; provided, however, that the Company shall provide the Bank with evidence set forth in a new Borrowing Report to be delivered with such request that, on a pro forma basis, the inclusion of the value of new or reappraised Facilities will be sufficient to increase the Borrowing Base so as to permit the requested borrowing. The acceptance or rejection of any such request or any calculation of the Borrowing Base shall be within the reasonable discretion of the Bank.

                 Section 2.1.4. NOTICE OF BORROWING. Whenever the Company desires to obtain a Revolving Loan, the Company shall notify the Bank (which notice shall be irrevocable) by telex, telegraph or telephone received no later than 10:00 a.m. (New York, New York time) on the date two (2) Business Days before the date of the requested Revolving Loan in the case of a Prime Rate Loan and no later than 10:00 a.m. (New York, New York time) on the date three
(3) Business Days before the date of the requested Revolving Loan in the case of a LIBOR Loan. Such notice shall specify: (i) the effective date and amount of the requested Revolving Loan; (ii) the interest rate option to be applicable thereto; and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period). Each such notification shall be immediately followed by a written confirmation thereof by Meditrust in substantially the form of Exhibit A attached hereto (the "Notice of Borrowing"); provided, however, that if such written confirmation differs in any material respect from the action taken by the Bank, the records of the Bank shall control absent manifest error. Notwithstanding the foregoing, no Revolving Loan shall be made unless at the time thereof:

                          (a)     no Default or Event of Default shall exist;
and

                          (b)     as of the date of making such Revolving Loan,
no event, circumstance or condition shall exist or shall have occurred and be continuing which has a Material Adverse Effect.

                 Section 2.1.5. THE LOAN ACCOUNT. Each Revolving Loan shall be recorded in an account on the books of the Bank bearing the Company's name (the "Loan Account"). There shall also be recorded in the Loan Account all prepayments and payments made by the Company in respect of the Line of Credit and other appropriate debits and credits as herein provided. The Bank shall render and send to the Company on a monthly basis a statement of the Loan Account showing the respective outstanding principal balance of the Line of Credit, together with interest and other appropriate debits and credits as of the date of the statement. The statement of the Loan Account shall be considered correct in all respects and accepted by and be conclusively binding upon the Company unless the Company makes specific written objection thereto within sixty (60) days after the date the statement of the Loan Account is sent.

                 Section 2.1.6. REVOLVING CREDIT NOTE. On the Closing Date, the Company shall issue to the Bank a promissory note executed in substantially the form attached hereto as Exhibit B (the"Revolving Credit Note"), with all blanks therein appropriately completed. The Revolving Credit Note shall evidence the obligation of the Company to repay to the Bank all Revolving Loans made by the Bank to the Company on account of the Bank's Commitment.

                 Section 2.1.7. PAYMENT OF PRINCIPAL. The aggregate unpaid principal amount of all Revolving Loans, together with accrued and unpaid interest thereon, as evidenced by the Revolving Credit Note shall, unless sooner accelerated by the Bank following the occurrence of an Event of Default, be repaid by the Company on the Scheduled Maturity Date.

                 Section 2.1.8.  INTEREST RATES AND PAYMENTS OF INTEREST.

                 (a) Each Revolving Loan which is a LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the LIBOR Rate. Such interest shall be payable (i) in arrears on the last Business Day of the Interest Period with respect thereto and (ii) when such LIBOR Loan is due (whether at maturity, by reason of acceleration or otherwise). In addition, upon any prepayment which has the effect of reducing the outstanding principal amount of any LIBOR Loan to zero (0), all accrued and unpaid interest in respect of such LIBOR Loan shall be payable at the time of any such prepayment.

                 (b) Each Revolving Loan which is a Prime Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Prime Rate in effect from time to time. Such interest shall be payable (i) quarterly in arrears on the last day of each quarter commencing September 30, 1995 and continuing on each December 31, March 31, June 30 and September 30 thereafter and (ii) when such Revolving Loan is due (whether at maturity, by reason of acceleration or otherwise). In addition, upon any prepayment which has the effect of reducing the outstanding principal amount of any Prime Rate Loan to zero (0), all accrued and unpaid interest in respect of such Prime Rate Loan shall be payable at the time of any such prepayment.

                 (c) In addition to interest accruing under subsection (a) or (b) above, the Company shall pay interest at a rate per annum equal to one-eighth of one percentage point (.125%) on any Revolving Loans in the principal amount of TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) or more which have been outstanding (or have been continued or converted) for more than six (6) months. Any such additional interest shall accrue after such six
(6) month period and shall be payable in arrears to the Bank following such initial six (6) month period for each three (3) month period (pro rated for any lesser period of time) that each such Revolving Loan (or continued or converted Revolving Loan) is outstanding.

                 Section 2.1.9. LIMITATIONS ON LIBOR LOANS. Notwithstanding any provision of this Agreement to the contrary, the Company may request, continue or convert LIBOR Loans under the Agreement if and only if (i) Meditrust maintains its "investment grade rating" from at least one of the following rating agencies: Moody's Investors Service, Inc., Standard & Poor's Corporation, Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. and (ii) the ratio of Meditrust's consolidated Total Liabilities to Meditrust's consolidated Tangible Net Worth (which ratio shall be calculated on a monthly basis) is less than 1.50 to 1.0.

                 Section 2.1.10. TERMINATION. The Line of Credit and the Bank's obligation to lend thereunder shall terminate on June 30, 1997 (the "Scheduled Maturity Date"), at which time all outstanding principal, accrued and unpaid interest and any other sums due and owing under the Line of Credit shall be immediately due and payable.

                 Section 2.1.11. RENEWAL. This Agreement may be renewed upon the agreement of the Company and the Bank no later than June 30, 1996. If this Agreement shall be so renewed, the Scheduled Maturity Date shall be extended to June 30, 1999.

                 Section 2.1.12. MANDATORY PREPAYMENTS. The Company shall be required, immediately upon receipt, to pay to the Bank and to Fleet Bank on behalf of the lending institutions party to the Fleet Bank Credit Facility on a pari passu and pro rata basis, as a prepayment in respect of outstanding Revolving Loans, one hundred percent (100%) of the net proceeds (defined as all proceeds received or to be received less customary transaction costs and expenses) from (i) sales or other dispositions of assets of the Company, including shares of stock of, and Indebtedness due and owing to, Subsidiaries of the Company, the aggregate proceeds of which are in excess of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) in the trailing twelve (12) month period, (ii) the creation or issuance of additional Indebtedness of the Company (except for loans and advances under the Fleet Bank Credit Facility) and (iii) the sale of additional equity securities or other ownership interests of the Company. In addition, if it should be determined at any time that the Outstanding Amount exceeds the available Borrowing Base, the Company shall be required to prepay any such excess amount within five (5) Business Days following such determination. Further, if at any time the Outstanding Amount exceeds the Commitment Amount in effect from time to time, any such excess amount shall be due and payable within five (5) Business Days.

                 Section 2.1.13. REDUCTION OF COMMITMENT. The Company may reduce any unused portion of the Commitment Amount at any time upon ten (10) days prior written notice from the Company to the Bank; provided, however, that any such reduction shall be in an amount of at least FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or any multiple thereof and no such reduction shall be subject to reinstatement.

         Section 2.2. INTEREST.

                 Section 2.2.1. CALCULATION OF INTEREST. Interest on Prime Rate Loans shall accrue on the basis of a three hundred sixty-five (365) day year, and interest on LIBOR Loans shall accrue on the basis of a three hundred sixty (360) day year. In each case, interest shall be calculated according to the actual number of days elapsed during each accrual period.

                 Section 2.2.2. CONTINUATION OR CONVERSION OF LOANS. The Company may continue or convert all or any part (in amounts which are at least TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) and in integral multiples of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00)) of any outstanding Revolving Loan into a Loan of any other type provided for in this Agreement in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of a LIBOR Loan, shall be the last day of the Interest Period applicable to such Loan unless the Company shall prepay all Breakage Costs associated therewith). Whenever the Company desires to continue or convert a Revolving Loan, the Company shall notify the Bank (which notice shall be irrevocable) by telex, telegraph or telephone received no later than 10:00 a.m. (New York, New York time) on the date two (2) Business Days before the date on which the Revolving Loan is to be continued or converted to a Prime Rate Loan and three (3) Business Days before the date on which the requested Revolving Loan is to be continued or converted to a LIBOR Loan. Such notice shall specify: (i) the effective date and amount of each Revolving Loan or portion thereof to be continued or converted; (ii) the interest rate option to be applicable thereto; and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period). Each such notification shall be immediately followed by a written confirmation thereof by the Company in substantially the form of Exhibit D attached hereto (the "Notice of Continuation or Conversion"); provided, however, that if such written confirmation differs in any material respect from the action taken by the Bank, the records of the Bank shall control absent manifest error.

                 Section 2.2.3.  DURATION OF INTEREST PERIODS.

                          (a)     Subject to the provisions of the definition
of Interest Period, the duration of each Interest Period applicable to a Loan shall be as specified in the applicable Notice of Borrowing or Notice of Continuation or Conversion delivered pursuant to the provisions of Section
2.1.4. or Section 2.2.2.

                          (b)     If the Bank does not receive a notice of
election of duration of an Interest Period for a Loan pursuant to subsection
(a) above within the applicable time limits specified therein, or if a Default or an Event of Default exists when such notice must be given, the Company shall be deemed to have elected to convert such Loan in whole into a Prime Rate Loan on the last day of the then current Interest Period with respect thereto, except that if such Loan is converted to a Prime Rate Loan because an Event of Default exists, the rate of interest payable on all Loans shall be the Default Rate.

                          (c)     Notwithstanding the foregoing, the Company
may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Scheduled Maturity Date.

                 Section 2.2.4.  CHANGED CIRCUMSTANCES.

                 In the event that:

                          (i)     on any date on which the LIBOR Rate would
otherwise be set the Bank shall have reasonably determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Base, or

                          (ii)    at any time the Bank shall have reasonably
determined in good faith (which determination shall be final and conclusive) that:

                                  (A)      the making or continuation of or
conversion of any Loan to a LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank market or (2) compliance by the Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority, whether or not having the force of law (in any such case, a "Legal Impediment"); or

                                  (B)      the LIBOR Rate shall no longer
represent the effective cost to the Bank for United States dollar deposits in the interbank market for deposits in which it regularly participates; or

                                  (C)      that U.S. dollar deposits in
immediately available funds in an amount approximately equal to the outstanding principal balance of the Line of Credit are not readily available to the Bank's Eurodollar Office for delivery on the first day of any Interest Period;

then, and in any such event, the Bank shall forthwith so notify the Company by facsimile notice at least one (1) day prior to (i) the date that the LIBOR Rate is to be set, (ii) the commencement date of the applicable Interest Period or
(iii) the occurrence of the applicable event, and the Interest Rate shall become the Prime Rate and shall remain the Prime Rate until the Bank determines and so notifies the Company that the circumstances giving rise to such notice no longer apply. Until the Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the obligation of the Bank to allow selection by the Company of a LIBOR Loan (during the occurrence of such circumstances, referred to as "Affected Loans") shall be suspended. If at the time the Bank so notifies the Company, the Company has previously given the Bank a Notice of Borrowing or a Notice of Continuation or Conversion with respect to one or more Affected Loans but such borrowing or conversion has not yet gone into effect, such notification shall be deemed to be void and the Company may only borrow or convert to a Prime Rate Loan. If as a result of a Legal Impediment, the Bank shall incur Breakage Costs in converting from a LIBOR Loan, then the Company shall pay all such Breakage Costs to the Bank promptly upon its demand therefor for its account.

                 Section 2.2.5. PAYMENTS NOT AT END OF INTEREST PERIOD. If the Company for any reason makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of an Interest Period applicable to such Loan or fails to borrow or continue, or convert to, a LIBOR Loan after giving a Notice of Borrowing or Notice of Continuation or Conversion, the Company shall pay to the Bank an amount equal to all Breakage Costs associated therewith (which amounts shall be disclosed to the Company in reasonable detail). The Company shall pay such amount within ten (10) Business Days of receipt by the Company of a statement therefor.

                 Section 2.2.6. USURY. If the rate of interest payable by the Company under this Agreement, the Note or the Other Documents shall be or become usurious or otherwise unlawful under laws applicable thereto, the interest rate shall be reduced to the maximum lawful rate and any amount paid by the Company in excess of the maximum lawful rate shall be considered a payment in reduction of principal or, at the sole election of the Bank, shall be returned to the Company.

         Section 2.3. FEES.

                 Section 2.3.1. UNUSED FEE. The Company agrees to pay to the Bank a fee on the average daily unused portion of the Commitment Amount from the Closing Date until the Scheduled Maturity Date at the rate of one-half of one percentage point (0.5%) (the "Unused Fee"). The Unused Fee shall be payable in arrears on (i) the last day of each quarter commencing on September 30, 1995 and continuing on each December 31, March 31, June 30 and September 30 thereafter, (ii) the Scheduled Maturity Date, (iii) the acceleration of the Obligations and (iv) the termination of this Agreement.

                 Section 2.3.2. FACILITY FEE. The Company agrees to pay to the Bank an annual, flat facility fee equal to one- quarter of one percentage point (0.25%) of the Commitment Amount (the "Facility Fee"). The Facility Fee shall be payable in advance on the Closing Date and thereafter on each June 30 commencing June 30, 1996.

                 Section 2.3.3. CALCULATION OF FEES. All Fees shall, except as otherwise provided in this Agreement, be calculated on the basis of a three hundred sixty (360) day year and according the actual number of days elapsed in each accrual period.

         Section 2.4. GENERAL TERMS APPLICABLE TO THE CREDIT FACILITY.

                 Section 2.4.1. DIRECT DEBIT. The Company hereby authorizes the Bank to automatically debit, charge against and collect from the Company's demand deposit account established with the Bank any and all principal, interest, fees, charges, expenses and other amounts due and payable under this Agreement as when the same become due and payable.


                 Section 2.4.2. OVERDUE PAYMENTS. Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees and any other amounts payable hereunder and under the Note shall bear interest from and including the due date thereof until paid, compounded monthly and payable on demand, at a rate per annum equal to the Default Rate.

                 Section 2.4.3. MANNER AND TIME OF PAYMENTS BY THE COMPANY. All payments made by the Company hereunder on account of principal, interest, and fees and expenses shall be made in United States funds on their respective due dates to the Bank in immediately available funds without setoff or counterclaim not later than 11:00 a.m. (New York, New York time) at the head office of the Bank or at such other address as the Bank may from time to time specify in writing. Each such payment will be applied, first, on account of fees and expenses which may be due and payable hereunder, second, on account of the interest then due and owing, and third, on account of the principal then due and owing.

                 Section 2.4.4.  INCREASED COSTS AND CAPITAL ADEQUACY.

                 (a) If any change in any law, regulation, order, decree, treaty, directive or bulletin or in the interpretation or application thereof after the date hereof by any court or administrative or governmental authority charged with the administration thereof, or if the Bank's or Bank Affiliate's compliance with any request or directive (whether or not having the force of law) from any central bank or monetary authority or other governmental authority, agency or instrumentality enacted or adopted after the date hereof, shall in any such case:

                          (i)     impose, modify or deem applicable any
reserve, special deposit or similar requirement against any credit extended by the Bank or any Bank Affiliate under this Agreement; or

                          (ii)    impose on the Bank or any Bank Affiliate or
its parent company any other condition regarding this Agreement,

and the result of any event referred to in the preceding clause (i) or (ii) above shall be to increase the cost to the Bank or any Bank Affiliate or such parent company of issuing, funding or maintaining the Loans (which increase in cost shall be determined by the Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon written request by the Bank (a "Request"), the Company shall pay to the Bank from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost from the date of such change. The Request shall include a certificate as to such increased cost incurred as a result of any event mentioned in clause (i) or
(ii) above prepared in reasonable detail (which shall include the method employed by the Bank in determining the allocation of such costs to the Company) and otherwise in accordance with this subsection (a), submitted by the Bank, shall be conclusive evidence, absent manifest error, as to the amount thereof.

                 (b) (i) In addition to the foregoing, if any change in any domestic or foreign law, regulation, order, decree, treaty, directive or bulletin or in the interpretation or application thereof after the date hereof by any court or administrative or governmental authority charged with the administration thereof, or if the Bank's or Bank Affiliate's compliance with any request or directive (whether or not having the force of law) from any central bank or monetary authority or other governmental authority, agency or instrumentality enacted or adopted after the date hereof, shall in any such case:

                                  (A)  subject the Bank or Bank Affiliate to
any new or additional tax or change in any tax with respect to the Notes or the Line of Credit, or change the basis of taxation of payments to the Bank or Bank Affiliate of principal, commitment fee, interest, premium, or any other amount payable under the Notes; or

                                  (B)  impose, modify or hold applicable or
change any reserve (including, without limitation, basic, supplemental, marginal and emergency reserves) on an industrywide special deposit, capital adequacy, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or other credit extended by, or any other acquisition of funds for loans by (including, without limitation, all Eurocurrency funding by all "Eurocurrency liabilities" as defined in Regulation D of the Board of Governors of the Federal Reserve System, as amended) any office of the Bank or Bank Affiliate; or

                                  (C)  impose on the Bank or Bank Affiliate any
other condition or change therein;

and the result of any of the foregoing is to increase the cost to the Bank or Bank Affiliate of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable thereon then, in any such case, the Company shall promptly pay the Bank, upon a Request, such amounts as will compensate the Bank or Bank Affiliate for such additional cost or reduced amount receivable. Upon the failure of the Company to compensate the Bank or the Bank Affiliate for the amounts set forth herein within ten (10) Business Days of a Request, then, at the Bank's option, the obligation of the Bank or any Bank Affiliates to make, convert and maintain advances hereunder as loans under which the Interest Rate is the LIBOR Rate, and the right of the Company to elect that the Interest Rate be the LIBOR Rate, shall forthwith be unavailable and the Interest Rate hereunder shall be automatically converted to the Prime Rate.

                          (ii)  If the Bank or Bank Affiliate becomes entitled
to claim any additional amounts payable pursuant to this subsection (b), the Bank shall promptly submit to the Company a Request with respect to such entitlement. A certificate as to any additional amounts payable pursuant to the foregoing submitted by the Bank (and signed by an authorized officer of the Bank) to the Company shall, absent manifest error, be conclusive.

                          (iii)  If a Request is given, the Company shall have
the option, exercisable by notice to the Bank given within five (5) Business Days' after the Company's receipt of such notice, to convert the Interest Rate to the LIBOR Rate, or the Prime Rate, as applicable; provided, however, that if the Company makes such election, or if the Interest Rate is converted to another Interest Rate pursuant to this subsection (b), the Company shall pay any Breakage Costs incurred in making any such conversion to the Bank for the account of the Bank or Bank Affiliate. The Bank shall certify such costs to the Company, which certification may be based on certifications submitted to the Bank, and such certification shall be binding absent manifest error.

                 (c) If the Bank shall have determined that (i) the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", (ii) the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or (iii) any change in the interpretation or administration thereof, or compliance by the Bank or its parent company with any requirement or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, except any such adoption or change or any such compliance with a request or directive which applies or has been applied solely to the Bank or its parent company by reason of events or conditions relating solely to the Bank, has the effect of reducing the rate of return on the Bank's or its parent bank holding company's capital as a consequence of its commitment hereunder to a level below that which the Bank or its parent company could have achieved but for such adoption, change or compliance by an amount deemed by the Bank to be material (for which reduction of the rate of return shall be determined by the Bank's or the parent company's reasonable allocation of such reduction of the rate of return resulting from such event) then, upon the submission of a Request by the Bank, the Company shall pay to the Bank, from time to time as specified by the Bank, such additional amount or amounts which shall be sufficient to compensate the Bank for such reduction. A certificate as to such increased cost incurred by the Bank as a result of any event mentioned in this subsection (c), prepared in reasonable detail (which shall include the method employed by the Bank in determining the allocation of such costs to the Company) and otherwise in accordance with this subsection (c) submitted by the Bank to the Company, shall be conclusive evidence, absent manifest error, as to the amount thereof.

                 (d) Except as otherwise specifically provided in this Section, amounts payable by the Company pursuant to this Section shall be payable within ten (10) Business Days of receipt by the Company of a Request.

                 (e) Any certificate relating to a Request shall provide reasonable supporting documentation relative to the calculation of any amounts set forth thereon.

                 (f) Notwithstanding any provision of this Section 2.4.4. to the contrary, prior to giving any Request, the Bank shall first use its best efforts (which shall not require additional costs or administrative burdens on the Bank) to take such steps (including, without limitation, changing its head office or Eurodollar Office) as would eliminate or reduce any cost or expense to be borne by the Company under this Section 2.4.4.

                 (g) In lieu of paying any Request, the Company shall have the right, within thirty (30) Business Days of the delivery of such Request, to terminate the Commitment by prepaying the entire principal amount due and payable under this Agreement, the Note and the Other Documents in accordance with Section 2.4.6. hereof. In such an event, the Company shall have no liability to pay any Request.

                 (h) Notwithstanding any provision of this Section 2.4.4. to the contrary, in no event shall the Company be obligated to pay any Request which relates to any income, excise or franchise taxes imposed or sought to be imposed on the Bank.

                 Section 2.4.5. WITHHOLDING TAX EXEMPTION. The Bank agrees to deliver to the Company (if it has not already done so or if the same have expired or become obsolete), at least three (3) Business Days before interest or fees first become payable hereunder for the account of the Bank, two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, in either case certifying whether the Bank is entitled to receive payments under this Agreement and the Note without deduction or withholding of any United States Federal income taxes. The Bank further undertakes to deliver to the Company two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company, in each case certifying whether the Bank is entitled to receive payments under this Agreement and the Note without deduction or withholding of any United States Federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the Bank from duly completing and delivering any such form with respect to it and the Bank advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                 Section 2.4.6. PREPAYMENTS OF THE LOANS. The Company may upon at least three (3) Business Days' notice to the Bank in the case of LIBOR Loans and upon at least two (2) Business Days' notice in the case of Prime Rate Loans prepay any Revolving Loan in whole by paying the entire principal amount of such Loan together with accrued and unpaid interest thereon to the date of such prepayment and, in the case where the Bank will be required to break a LIBOR funding contract by reason of such prepayment, any Breakage Costs. Any such prepayment hereunder shall be applied first to any Breakage Costs and other amounts due with respect to the Revolving Loan being prepaid, then to accrued and unpaid interest and finally to the principal due in respect thereof. Any and all prepayments shall not affect the obligation, if any, to pay the regular installments required hereunder, until all Obligations have been paid in full.

                  Section 3  REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and to make the Loans, the Company makes the following representations and warranties to the Bank, which, except as specifically provided below, shall be deemed made as of the Closing Date and as of the date each Revolving Loan is made which shall survive the execution and delivery hereof and each performance hereunder. Any knowledge acquired by the Bank shall not diminish its right to rely upon such representations and warranties.

         Section 3.1. ORGANIZATION, POWER AND AUTHORITY. Meditrust is a self-administered REIT, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and is qualified to do business in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties, except where the failure to so qualify would not have a Material Adverse Effect.

         Section 3.2. AUTHORITY. The execution, delivery and performance by the Company of this Agreement, the Note and the Other Documents are within Meditrust's trust powers, have been duly authorized by all necessary action, and do not and will not (a) require any consent or approval of the shareholders of the Company not obtained, (b) contravene Meditrust's Declaration of Trust,
(c) violate any provision of any Legal Requirement (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) presently in effect having applicability to the Company, the violation of which would have a Material Adverse Effect, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected, the default under or breach of which would have a Material Adverse Effect, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Company. The Company is not in default under any such Legal Requirement or any such indenture, agreement, lease or instrument, which default would result in or cause any Material Adverse Effect.

         Section 3.3. NO BREACH. Neither the execution nor delivery of this Agreement or the Note, nor the offering, issuance and sale of the Note, nor fulfillment of nor compliance with the terms and provisions hereof and of the Note will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, the Declaration of Trust of Meditrust or any agreement (including any agreement with stockholders), instrument or Legal Requirements to which the

Company is subject which would have a Material Adverse Effect. Meditrust is not a party to, or otherwise subject to any provisions contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other contract or agreement (including its Declaration of Trust) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Note except as set forth in the Declaration of Trust and the agreements listed in Schedule
3.3. attached hereto.

         Section 3.4. QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST.

Meditrust qualified as a REIT under the provisions of the Code, as applicable for its fiscal years ended December 31, 1988 through December 31, 1993. Appropriate Federal income tax returns for the fiscal years through December 31, 1993 have been filed by the Company with the Internal Revenue Service (the "IRS") and no previously filed return has been examined and reported on by the IRS. Meditrust is in a position to qualify for the 1994 and 1995 fiscal years as a REIT under the provisions of the Code. The Company has not incurred any liability for excise taxes pursuant to Section 4981 of the Code.

         Section 3.5. BINDING OBLIGATIONS. This Agreement, the Note and the Other Documents, when issued and delivered for value received, constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

         Section 3.6. PERMITS. The Company possesses all material permits, authorizations, licenses, approvals, waivers and consents, the failure of which to possess would have a Material Adverse Effect, all of which are in full force and effect.

         Section 3.7. NO CONSENTS. The execution, delivery and performance of the Agreement, the Note and the Other Documents did not and does not require any approval, consent or waiver under any material agreement, document, or instrument to which the Company is a party or by which it or its properties or assets may be bound or affected. No approval, authorization, consent, waiver or order of, or registration, application or filing with, any Tribunal was or is required in connection with the transactions contemplated by the Agreement, the Note or the Other Documents.

         Section 3.8. FINANCIAL STATEMENTS. Meditrust has furnished to the Bank its audited consolidated Financial Statements for the fiscal year ending December 31, 1994. All Financial Statements of the Company heretofore delivered to the Bank present fairly in all material respects the financial condition and results of business operations of the Company for the periods indicated in accordance with GAAP. The Company has no material direct or contingent liabilities, liabilities for taxes, unusual commitments or unrealized or unanticipated losses not disclosed in such Financial Statements which when taken together would have a Material Adverse Effect. Since the date of the latest dated balance sheet included in the Financial Statements, there has been no material adverse change in the business operations or financial condition of the Company from that set forth in the balance sheet contained in such Financial Statements except as disclosed in such Financial Statements or in Schedule 3.8. attached hereto.

         Section 3.9. FINANCIAL INFORMATION. All written data, reports and information which the Company has supplied to the Bank or caused to be so supplied by a third party on its behalf in connection with this Agreement are complete and accurate in all material respects and contain no material omission or misstatement except such as have been corrected in a writing delivered to the Bank.

         Section 3.10.  INTENTIONALLY LEFT BLANK.

         Section 3.11. USE OF PROCEEDS. Meditrust is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section Section 80(a)(1) et seq.). Meditrust (i) is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or
(ii) is not subject to regulation under the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, nor is subject to any other statute or regulation which regulates the incurring of Indebtedness by
Meditrust, other than Federal and State securities laws.   The Company does not
own any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System. None of the proceeds of the Loans will be used, or have been used, directly or indirectly, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute any of the Loans a "purpose credit" within the meaning of said Regulation U or Regulations G or X of the Federal Reserve Board.

         Section 3.12. TITLE TO REAL AND PERSONAL PROPERTY. Unless otherwise disclosed to the Bank, the Company or a Subsidiary of the Company has good and marketable fee or leasehold title to all its real property, including all Facilities owned by the Company, a Subsidiary of the Company, a Company Limited Partnership or a Controlled Limited Partnership, and good and marketable title to all the other property and assets, including Mortgages, reflected in the Financial Statements referred to in Section 3.8. hereof or acquired by the Company subsequent to such date, free of all Liens except (a) property and assets sold or otherwise disposed of subsequent to such date; (b) Permitted Liens; and (c) imperfections of title and other Liens not otherwise insured against that do not materially detract from the value of the property or have a Material Adverse Effect. All Mortgages have been properly recorded in the jurisdictions necessary in order to perfect the Company's or a Subsidiary of the Company's Liens therein. No financing statement under any Uniform Commercial Code or other law which names the Company or any Subsidiary of the Company as a debtor relating to any Facility has been filed in any jurisdiction and neither the Company nor any Subsidiary of the Company has signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement relating to any Facility except for Permitted Liens or as set forth on Schedule 3.12. attached hereto.

         Section 3.13. STATUTORY COMPLIANCE. Except where noncompliance would not have a Material Adverse Effect, the Company is in material compliance with all material Laws existing on the date hereof of all Tribunals applicable to it, its properties and assets and the business conducted by it, including, without limitation, (i) the provisions of the Code (Sections 856 through 860) relating to the organization of REITs and their qualification and maintenance as such, (ii) all SEC and state "blue sky" laws relating to the offering its securities, (iii) ERISA, (iv) the United States Occupational Safety and Health Act of 1970 and (v) all Environmental Laws.

         Section 3.14. EVENTS OF DEFAULT. No Event of Default has occurred and/or is continuing and no Default would occur as a result of the execution and delivery by the Company of this Agreement, the Note and the Other Documents, or the making of any Revolving Loan.

         Section 3.15. OTHER DEFAULTS. The Company is not in default, after giving effect to any applicable notice, grace or cure periods, in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any indenture, mortgage, deed of trust, lease, agreement, document or instrument to which it is a party or by which it or its properties and assets are bound, where such default would have a Material Adverse Effect.

         Section 3.16. TAXES. The Company has filed all tax returns and reports required to be filed by them with any and all Federal, state or local governmental bodies, instrumentalities or agencies and has paid in full, made adequate provisions or established adequate reserves for or is contesting in good faith in appropriate proceedings, the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect to such tax returns and reports.

         Section 3.17. SOLVENCY. The Company is currently, and after giving effect to the transactions contemplated by this Agreement will be, Solvent and is not contemplating either the filing of a petition under any Federal or state bankruptcy or insolvency law or the liquidating of all or a major portion of its properties and assets, and the Company has no knowledge of any Person contemplating the filing of any such petition against it.

         Section 3.18. RANKING OF LOAN. Except as permitted by Section 7.3. or as set forth in Schedule 3.18. attached hereto, no Indebtedness of the Company is secured by or otherwise benefits from any Lien on or with respect to the whole or any part of the Company's properties or assets, present or future. The Revolving Loans and other sums payable by the Company hereunder and under the Note rank at least equal in terms of seniority and priority with all Unsecured Indebtedness of the Company and at least pari passu with the Fleet Bank Credit Facility. There exists no default or event or condition which, with the giving of notice or passage of time, or both, would constitute a default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

         Section 3.19. LITIGATION. Except as set forth on Schedule 3.19. attached hereto, there are no actions, suits or proceedings by or before any Tribunal or any arbitration or alternate dispute resolution proceeding, pending or, to the knowledge of the Company or any of its officers, threatened against the Company or any of its Subsidiaries or their properties or assets, which if adversely determined, would have a Material Adverse Effect.

         Section 3.20. GUARANTEES. Except as permitted under Section 7.2. hereof or as set forth in the Financial Statements referred to in Section 3.8. hereof and Schedule 3.20. attached hereto, the Company is not a party to any Guarantee or other similar type of agreement, and the Company has not offered its endorsement to any Person which would in any way create a contingent liability (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the Company's ordinary course of business).

         Section 3.21. ERISA. The Company and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the currently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

         Section 3.22.  ENVIRONMENTAL PROTECTION.  Except as set forth on
Schedule 3.22. attached hereto, to the best of the Company's knowledge, after due inquiry and investigation:

                 (a) The business operations of the Company, each Subsidiary of the Company and each Facility comply in all material respects with all applicable Environmental Laws except where noncompliance would not have a Material Adverse Effect or result in a material decrease in the value of a Facility.

                 (b) Neither the Company nor, to the Company's knowledge, any Subsidiary of the Company or any Operator has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or any letter or request for information under CERCLA or any other Environmental Laws which would have a Material Adverse Effect or result in a material decrease in the value of a Facility, and, neither the Company, any Subsidiary of the Company, any Operator nor any Facility are the subject of any investigation by a Federal, state or local governmental instrumentality, body or agency evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material or claim, or threatened lawsuit or claim arising under or related to any Environmental Law which would have a Material Adverse Effect or result in a material decrease in the value of a Facility.

                 (c) Neither the Company, any Subsidiary of the Company nor, to the Company's knowledge, any Operator or any Facility are, nor are any of their properties, assets and operations, subject to any outstanding written order or agreement with any Federal, state or local governmental instrumentality, body or agency or private party respecting any Environmental Laws which would have a Material Adverse Effect or result in a material decrease in the value of a Facility.

                 (d) Neither the Company, any Subsidiary of the Company, any Operator nor any Facility has filed any notice under any Environmental Law indicating past or present treatment or disposal of Hazardous Materials except where non-compliance would not have a Material Adverse Effect or result in a material decrease in the value of a Facility, and all of the operations of the Company, any Subsidiary of the Company, any Operator or any Facility which involve the generation, transportation, treatment, storage or disposal of Hazardous Materials are in substantial and material compliance with all Environmental Laws except where noncompliance would not have a Material Adverse Effect or result in a material decrease in the value of a Facility.

                 (e) No Hazardous Material exists on, under or about any of the Facilities, in a manner that could give rise to any claim or suit against the Company, any Subsidiary of the Company, or any Operator, which would have a Material Adverse Effect or result in a material decrease in the value of a Facility, and neither the Company, any Subsidiary of the Company, any Operator nor any Facility has filed any notice or report of a Release of any Hazardous Materials that could give rise to any such claim or suit against the Company, any Subsidiary of the Company or any Operator which would have a Material Adverse Effect or result in a material decrease in the value of a Facility.

         Section 3.23. FACILITIES AND OPERATORS. Each Subsidiary of the Company which is the owner or operator of a Facility and, to the knowledge of the Company, each Operator is in compliance in all material respects with all applicable Laws pertaining to the ownership or operation of health care facilities of the types owned by a Subsidiary of the Company or any Operator.

         Section 3.24. MATERIAL SUBSIDIARIES. All Subsidiaries of Meditrust are listed on Schedule 3.24. attached hereto.

         Section 3.25. MATERIALITY. Nothing has come to the attention of the Company that causes it to believe that any documents or agreements delivered or caused to be delivered by it, or any statements made by the Company or its agents or representatives, to the Bank or its agents or representatives regarding the transactions contemplated hereby, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

         Section 3.26. INTERCOMPANY INDEBTEDNESS. All Indebtedness of any Subsidiary of the Company to the Company or to another Subsidiary of the Company is evidenced by an intercompany promissory note. All Indebtedness of any Subsidiary of the Company which relates to any Investment is subject to terms and conditions, including rates of interest and terms of repayment, which are substantially similar to the terms and conditions of the underlying Investment in all material respects.

               Section 4  CONDITIONS TO OBLIGATIONS OF THE BANK

         The Bank shall have no obligations under this Agreement unless and until it is satisfied, in its reasonable credit judgment, that all of the following conditions shall have been fulfilled prior to or on the Closing Date:

         Section 4.1. AUTHORIZATIONS.  The Bank shall have received:

                 (i) evidence satisfactory to the Bank to verify the authority of the Person or Persons signing this Agreement, the Note and the Other Documents to legally bind the Company, and the authority of each Person who will sign the other statements, reports, certificates and documents called for by the terms of this Agreement and will otherwise act under this Agreement and the Note for and on behalf of the Company; and

                 (ii) the specimen signature of each Person named pursuant to clause (i) of this Section 4.1. certified by an appropriate officer of the Company to be a true specimen thereof.

         Section 4.2. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Section 3 of this Agreement are true and correct in all material respects, and the Company shall have so certified to the Bank.

         Section 4.3. PERFORMANCE AND COMPLIANCE. The Company shall have performed and complied in all material respects with all covenants, agreements and conditions in this Agreement, the Note and the Other Documents which are required to be performed or complied with by the Company on or prior to the Closing Date, and the Company shall have so certified to the Bank.

         Section 4.4. DELIVERY OF DOCUMENTS. The Company shall have duly executed and delivered to the Bank, in form and substance satisfactory to the Bank and its legal counsel, this Agreement, the Note, the Other Documents and all further documents as they may request to evidence the Obligations. In addition, the Bank shall have received or agreed to waive or delay the receipt of:

                 Section 4.4.1. A certificate of a duly authorized officer of Meditrust certifying as to (A) the resolutions of the Trustees of Meditrust approving this Agreement, the Note and the Other Documents to which it is a party, (B) Meditrust's Declaration of Trust and (C) all documents evidencing other necessary action and governmental approvals, if any, with respect to the transactions contemplated by this Agreement.

                 Section 4.4.2. A certificate from the Secretary of the Commonwealth of Massachusetts certifying as to the Declaration of

Trust of Meditrust.

                 Section 4.4.3. A certificate from the Secretary of the Commonwealth of Massachusetts certifying as to the good standing of Meditrust.

                 Section 4.4.4. The Company shall deliver a certificate executed by a duly authorized officer that the Company, after giving effect to the transactions contemplated by the Agreement, is Solvent on the Closing Date.

                 Section 4.4.5. The Company's legal counsel shall deliver to the Bank an opinion as to certain matters relating to the transactions contemplated by this Agreement, the Note and the Other Documents, such opinion to be substantially in the form attached hereto as Exhibit E.

                 Section 4.4.6. Fleet Bank and First Union National Bank of North Carolina, as Agents under the Fleet Bank Credit Facility, shall have executed and delivered to the Bank a letter acknowledging and agreeing as to the pari passu nature of payments and borrowings under the Line of Credit and the Fleet Bank Credit Facility.

                 Section 4.4.7. Such further documents, instruments and agreements as the Bank shall reasonably request, all reasonably satisfactory in form and substance to the Bank and its legal counsel.

               Section 5  CONDITIONS TO MAKING REVOLVING LOANS

         The Bank shall have no obligation to make Revolving Loans unless and until it is satisfied, in its sole and absolute discretion, that all of the following conditions shall have been fulfilled prior to or contemporaneously with the making of such Revolving Loan.

         Section 5.1. NOTICE OF BORROWING. The Bank shall have received, in a timely manner, a Notice of Borrowing in a form reasonably satisfactory to the Bank.

         Section 5.2. NO ADVERSE CHANGE. No event, circumstance, or condition shall exist or shall have occurred and be continuing which has a Material Adverse Effect and Meditrust shall have so certified.

         Section 5.3. TRUTH OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties set forth in Section 3 hereof shall be true and correct in all material respects as of the date of the requested Revolving Loan and Meditrust shall have so certified.

         Section 5.4. NO DEFAULT. No event which constitutes an Event of Default has occurred and is continuing, or would occur as a result of the making of the requested Revolving Loan and Meditrust shall have so certified.

         Section 5.5. PAYMENT OF FEES. The Company shall have paid any fees and expenses due and payable to the Bank under this Agreement and the Other Documents.

         Section 5.6. AUTHORITY. To the extent necessary, the authority referred to in Section 4.1. shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 4.1. or as subsequently reflected in a new certificate of incumbency delivered to the Bank in connection with the requested Revolving Loan.

                 Section 6  AFFIRMATIVE COVENANTS OF COMPANY

         The Company covenants and agrees that from the Closing Date until the payment and performance in full of the Obligations, unless the Bank otherwise consents in writing:

         Section 6.1. FINANCIAL STATEMENTS AND REPORTING REQUIREMENTS.

                 (a) QUARTERLY REPORTS. As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year, the Company shall provide a consolidated Financial Statement to the Bank, including consolidated balance sheets as of the end of such quarter, consolidated statements of income and statements of cash flow for the period commencing as of the end of the previous fiscal year and ending with such fiscal quarter (it being understood that for so long as the Company files reports on Form 10-Q with the SEC, copies of said Form 10-Q shall satisfy its obligations hereunder), together with a certificate of a duly authorized officer of Meditrust stating that as of the date of such certificate, to the best of such officer's knowledge, after reasonable inquiry, no Event of Default or Default has occurred, or, if an Event of Default or a Default has occurred and is continuing, a statement as to the nature thereof and the action which the Company has taken or proposes to take with respect thereto, and further setting out in such detail as is reasonably required by the Bank.

                 (b) ANNUAL REPORTS. As soon as available and in any event within one hundred (100) days after the end of each fiscal year, the Company shall provide a consolidated Financial Statement to the Bank for such fiscal year audited without qualification by Coopers & Lybrand or such an independent certified public accountant of recognized standing and acceptable to the Bank, which Financial Statement shall include the consolidated balance sheets as of the end of such fiscal year, consolidated statements of income and statements of cash flow for such year and a consolidated statement of shareholders' equity (it being understood that for so long as the Company files reports on Form 10-K with the SEC, copies of said Form 10-K shall satisfy its obligations hereunder), together with a certificate of a duly authorized officer of Meditrust stating that, as of the date of such certificate, to the best of such officer's knowledge and after reasonable inquiry, no Event of Default or Default has occurred, or, if an Event of Default or a Default has occurred and is continuing, a statement as to the nature thereof and the action which the Company has taken or proposes to take with respect thereto further setting out in such detail as is reasonably requested by the Bank.

                 (c) BORROWING BASE REPORT. As soon as available but in any event within thirty (30) days of the end of each fiscal quarter, the Company shall furnish to the Bank a report in the form of Exhibit F attached hereto setting forth a computation of the Borrowing Base, a listing of all Investments which are thirty (30) days or more delinquent in payments to the Company and such other information in respect of the Borrowing Base as the Bank may reasonably require (the "Borrowing Report").

                 (d) COVENANT COMPLIANCE. The Company shall submit with any quarterly or annual reports required under subsections (a) or (b) above, a report executed by a duly authorized officer of Meditrust certifying as to the Company's compliance with the financial covenants set forth in Section 8 hereof in a form reasonably acceptable to the Bank.

                 (e) OTHER REPORTS. As soon as available but no later than one hundred fifty (150) days after each June 30 and December 31, the Company shall furnish to the Bank a report, known as the "Meditrust Facility Summary," in substantially the form of Exhibit G attached hereto. The Company shall also submit with any quarterly or annual reports required under subsections (a) or (b) above, a report as to any material litigation relating to the Company not previously disclosed to the Bank and such other information as the Bank may reasonably require.

                 (f) SEC REPORTS. As soon as available, the Company shall provide the Bank with copies of any and all reports and filings required to be made by the Company with the SEC, including Form 10-Q and Form 10-K.

                 (g) ADDITIONAL REPORTS. The Company shall provide the Bank with the following additional reports:

                 (i) as soon as available and in any event within a reasonable time after the close of each fiscal year of Meditrust copies of the portions of any and all auditor's letters to the trustees of Meditrust or to any Subsidiary of the Company regarding any material weakness of the various accounting practices and control procedures used by Meditrust or any Subsidiary of the Company;

                 (ii) promptly after the Company becomes aware of the commencement thereof, notice of all actions, suits and proceedings against the Company or any Subsidiary of the Company before any Tribunal which are not fully covered by insurance without the applicability of any coinsurance provisions or which have not been bonded and in which either
                 (a) the amount in controversy exceeds THREE MILLION AND N0/100 DOLLARS ($3,000,000.00) for any single proceeding or FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) in the aggregate or
                 (b) the results thereof may have a Material Adverse Effect;

                 (iii) promptly after becoming aware of a claim by any Person that the Company or any Subsidiary of the Company is in default under any agreement entered into in connection with the borrowing of money in excess of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), notice of any such claim or default;

                 (iv) notice of any material adverse change in the conduct of the business operations or financial condition of the Company, any Subsidiary of the Company, or any Company Limited Partnership taken as a whole promptly upon the Company, any Subsidiary of the Company or any Company Limited Partnership becoming aware of any such change;

                 (v) notice of any Release or any danger of a Release resulting from a condition which exists on any Facility which could form a basis for a claim pursuant to Environmental Laws or of any notification having been filed with regard to a Release on or into any Facility under any Environmental Laws but only if the foregoing may result in a material decrease in the value of such Facility and such notice shall indicate the steps the Company has or will take to remediate all hazardous environmental conditions and the reserves it has or expects to establish in its Financial Statements for such purposes; and

                 (vi) notice of any Facilities which have not provided the Company with financial and operating reports for a period of ninety (90) days from the date specified for the delivery thereof promptly upon the passage of such ninetieth day.

                 (h) The Company shall provide the Bank, as soon as possible, but in any event not later than one hundred (100) days after the end of each fiscal year of Meditrust, a certificate of a duly authorized officer of Meditrust stating that Meditrust qualified as a REIT under Sections 856 through 860 of the Code (or any successor provisions thereto) for such fiscal year and that it is in a position to qualify as such REIT for its current fiscal year.

                 (i) The Company shall also provide the Bank with such other information relating to the Company or any of its Subsidiaries (including, without limitation, any Plan) as the Bank may from time to time reasonably request.

                 (j) To the extent the Bank is obligated to do so by applicable Law, it may deliver to any Tribunal having jurisdiction over it, copies of the reports and other information provided by the Company to the Bank pursuant to this Section 6.1.

                 (k) The Company shall notify the Bank immediately upon the amendment or modification of the Fleet Bank Credit Facility and the Bank shall have a period of five (5) Business Days in which to determine whether or not they wish to make a corresponding amendment or modification to this Agreement.

         Section 6.2. APPRAISALS. The Company shall, from time to time and upon the request of the Bank, deliver a Qualified Appraisal with respect to each Facility and, notwithstanding the foregoing, the Bank may, at the Company's expense, obtain an updated Qualified Appraisal with respect to any Facility; provided, however, that, unless an Event of Default has occurred and is continuing beyond any applicable grace or cure period, the Company shall not have to pay for a new or updated Qualified Appraisal for which the existing appraisal is less than eighteen (18) months old or expend more than ONE HUNDRED THOUSAND ($100,000.00) in any twelve (12) month period in respect of appraisals.

         Section 6.3. MAINTENANCE OF PROPERTY.

         (a) The Company covenants, on behalf of itself and each of its Subsidiaries, to keep and maintain, or to use all reasonable legal remedies to cause the Operator of each Facility to keep and maintain, all of their respective material property in good repair, working order and condition reasonable wear and tear excepted, and from time to time to make, or use all reasonable legal remedies to cause to be made, all proper repairs, renewals or replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         (b) The Company covenants, on behalf of itself and each of its Subsidiaries, to procure and maintain, or use all reasonable legal remedies to cause the Operator of each Facility to procure and maintain, (i) all necessary licenses and permits and (ii) if operating hospital facilities, all accreditations or health care facilities accredited, as appropriate, by the Accreditation Association for Ambulatory Care and the Joint Commission on Accreditation of Healthcare Organizations (or any successors thereto).

         (c) The Company, on behalf of itself and each of its Subsidiaries, covenants to (i) keep all of its respective insurable properties insured, or to use all reasonable legal remedies to cause the Operator of each Facility to keep such property insured, against loss or damage by theft, fire, smoke, sprinklers, riot and explosion, such insurance (the "Insurance") to be in such form, in such amounts and against such other risks and hazards as are customarily maintained by other Persons operating similar business and having similar properties in the same general areas in which the Company or its Subsidiaries presently own Facilities, including but not limited to liability coverage; (ii) with respect to Facilities operated pursuant to Leases or Mortgages in effect on the date of this Agreement, to use all reasonable legal remedies to cause the Operators of such Facilities to place the Insurance on each such Facility with an insurer which is financially sound and reputable, and (iii) with respect to any Facility operated pursuant to a Lease or Mortgage entered into after the date of this Agreement, to include in such Lease or Mortgage contractual provisions requiring the Operator thereunder to at all times have Insurance in effect with respect to such Facility, carried by an insurer which is financially sound and reputable, and the Company covenants to use all reasonable legal remedies to enforce such contractual provisions. The Company further covenants, on behalf of itself and each of its Subsidiaries, that it shall require, or use its best efforts to cause the Operator of each Facility to require, that the insurer with respect to each such Insurance policy provide for thirty (30) days' advance written notice to the Company of any cancellation or termination of, or other change of any nature whatsoever in, the coverage provided under any such policy.

         Section 6.4. MAINTENANCE OF EXISTENCE. (a) Meditrust shall preserve and maintain (i) its qualifications as a REIT under Sections 856 through 860 of the Code (and any successor provisions thereto) and (ii) the applicability to the Company and its shareholders of the method of taxation provided for in
Section 857(b) of the Code (and any successor provision thereto).

         (b) Meditrust shall preserve and maintain its existence as a Massachusetts business trust and all of its rights, franchises and privileges as a business trust and shall cause each of its Subsidiaries to preserve and maintain its existence as a corporation or partnership in the state in which it is incorporated or organized and all of its rights, franchises and privileges as a corporation or partnership. Notwithstanding the foregoing provisions of this subsection (b), (i) Meditrust may change its existence as a Massachusetts business trust with the prior written consent of the Bank, which consent shall not be unreasonably withheld, conditioned or delayed, if such change does not, in the reasonable opinion of the Bank and its counsel, have a Material Adverse Effect and (ii) any Subsidiary or Controlled Limited Partnership may be dissolved if it no longer possesses any assets.

         Section 6.5. TAXES AND OTHER ASSESSMENTS. The Company shall pay and discharge, and maintain adequate reserves for the payment and discharge of, all taxes, assessments, government charges or levies, or claims for labor, supplies, rent or other obligations made against it or its properties and assets which, if unpaid, might become a Lien against the Company, any Subsidiaries of the Company or their properties and assets, except liabilities which are being contested in good faith in appropriate proceedings or with respect to which the Company has made adequate provision or established adequate reserves, except that the Company shall pay all such taxes, assessments, government charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

         Section 6.6. INSPECTION. The Company shall permit the Bank or any of its officers, agents, attorneys or accountants, at its expense and at any time during normal business hours and upon reasonable prior notice (or if an Event of Default shall have occurred and is continuing, at any time and without prior notice), to (i) examine and take abstracts from the books and records of the Company and any Subsidiary of the Company; and (ii) discuss the affairs, finances and business operations of the Company and any Subsidiary of the Company with its and their appropriate officers, employees and accountants; provided, however, that the right of inspection under this Section 6.6. is subject to the contractual provisions contained in the Leases and

Mortgages and the legal rights of patients in Facilities.

         Section 6.7. NOTICES OF DEFAULT.   Upon becoming aware of the
occurrence of any Default or Event of Default the Company shall promptly notify the Bank thereof in writing.

         Section 6.8. MAINTENANCE OF BOOKS AND RECORDS. The Company and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of their business and financial transactions, and such entries will be made in accordance with GAAP including the maintenance of adequate reserves for depreciation of property, if such reserves are required by GAAP.

         Section 6.9. MAINTENANCE OF PERMITS. The Company and its Subsidiaries shall obtain and/or maintain in full force and effect all material permits, authorizations, licenses, approvals, waivers and consents which they presently possesses and are advisable to maintain or which may become necessary in the future to conduct their business operations.

         Section 6.10. USE OF PROCEEDS. The Company will use the proceeds of the Loans solely for the purposes set forth in Section 2.1.2. hereof.

         Section 6.11. CHANGE OF OFFICES. The Company shall give the Bank prompt written notice of any change or relocation of its chief executive office.

         Section 6.12. COMPLIANCE WITH LAWS. (a) The Company and its Subsidiaries will, or will use all reasonable legal remedies to cause the Operators of each of the Facilities to, comply in all material respects with all Legal Requirements applicable to such Operators or to the Company or any Subsidiary of the Company as owner or mortgagee of health care facilities, such compliance to include, without limitation, compliance with all applicable Laws pertaining to the operation of health care facilities of the types owned by the Company or its Subsidiaries, paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or its properties, and paying all its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the nonpayment thereof and with respect thereof, and except to the extent that payment of such items or compliance with the relevant Legal Requirements is the responsibility of the Operator of the Facility, where the Company or any of its Subsidiaries is using all reasonable legal remedies to enforce its rights against such Operator and to obtain compliance by such Operator with the relevant Legal Requirements, and except where the nonpayment or noncompliance would not have a Material Adverse Effect.

         Section 6.13.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

                 (a) The Company shall promptly advise the Bank in writing and in reasonable detail of (i) any Release of any Hazardous Material required to be reported to any Tribunal under any applicable Environmental Laws which would have a Material Adverse Effect or result in a material decrease in the value of a Facility; (ii) any and all written communications received by the Company or any of its Subsidiaries with respect to claims or suits under such Environmental Laws or any Release of Hazardous Materials required to be reported to any Tribunal which would have a Material Adverse Effect or result in a material decrease in the value of a Facility; or (iii) any remedial action taken by the Company or any of its Subsidiaries, each Operator or any other Person in response to any Hazardous Materials on, under or about the properties or assets of the Company or any of its Subsidiaries or any Facility, the existence of which could give rise to a claim or suit which would have a Material Adverse Effect, result in a material adverse change of any Operator's business operations or financial condition or result in a material decrease in the value of a Facility.

                 (b) The Company shall, and shall use all reasonable efforts to insure that each of its Subsidiaries, each Facility and each Operator, comply in all material respects with all Environmental Laws and establish and maintain policies and procedures to ensure and monitor continued compliance with all Environmental Laws. The Company shall, and shall use all reasonable efforts to insure that each of its Subsidiaries, each Facility and each Operator, to the extent required by any Environmental Law, promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about its business premises or any Facility.

         Section 6.14. BUSINESS OF THE BORROWER. The Company, on a consolidated basis, will continue to operate the same primary business as those in which it currently operates (i.e., investing in and financing Facilities).

         Section 6.15. RANKING OF LOAN. The obligations of the Company to the Bank under this Agreement and the Note shall rank at least equal in seniority and priority with all other Unsecured Indebtedness of the Company and, in the event that any of such other Indebtedness shall be secured, the obligations to the Bank hereunder shall be secured likewise so as to continue to rank at least equal in seniority and priority with such other secured Indebtedness.

         Section 6.16. INTERCOMPANY INDEBTEDNESS. All Indebtedness of any Subsidiary of the Company to the Company or any other Subsidiary shall be evidenced by an intercompany promissory note executed within 30 days after the incurrence of such Indebtedness. All Indebtedness of any Subsidiary of the Company which relates to any Investment shall be subject to terms and conditions, including rates of interest and terms of repayment, which are substantially similar to the terms and conditions of the underlying Investment in all material respects.

                        Section 7  NEGATIVE COVENANTS

         The Company covenants and agrees that from the date hereof until the payment and performance in full of the Obligations, unless the Bank otherwise consents in writing:

         Section 7.1. LIMITATION ON INDEBTEDNESS. Neither the Company nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following ("Permitted Indebtedness"):

         (a) Indebtedness of the Company or any of its Subsidiaries to the Bank or any Bank Affiliates;

         (b) Indebtedness existing as of the date of this Agreement and disclosed on Schedule 7.1 hereto or in the Financial Statements referred to in Section 3.8. hereof;

         (c)     Indebtedness under the Fleet Bank Credit Facility; and

         (d) Indebtedness of the Company which satisfies the following conditions:

                 (1) the additional Indebtedness must conform in all material respect with the restrictions contained in Section
                 7.3. hereof regarding additional Liens;

                 (2) the terms and provisions of the instrument or instruments controlling the covenants, events of default and acceleration of maturity provisions of such additional Indebtedness may not be less favorable to the Company than the comparable terms and provisions set forth in this Agreement;

                 (3) the additional Indebtedness and the instrument or instruments controlling the creation, assumption or issuance thereof shall satisfy the requirements of Section 6.16. hereof;

                 (4) any additional Indebtedness otherwise permitted by this Section 7.1. shall not affect the Company's obligation to prepay outstanding Loans pursuant to Section 2.1.12 hereof; and

                 (5) the proceeds of such additional Indebtedness shall be used to prepay outstanding Loans as required by said Section 2.1.12; and

         (e) Indebtedness of any Subsidiary of the Company to the Company the proceeds of which are used to fund Investments in the ordinary course of the business of the Company.

         Section 7.2. CONTINGENT LIABILITIES. Neither the Company nor any of its Subsidiaries shall create, incur, assume, guarantee or remain liable with respect to any Guarantees other than the following:

                 (a)      Guarantees in favor of the Bank or any Bank
                 Affiliates;

                 (b) Guarantees existing on the date of this Agreement and disclosed on Schedule 7.2. attached hereto or in the Financial Statements referred to in Section 3.8. hereof or in favor of Subsidiaries;

                 (c) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

                 (d) Guarantees of the Company and its Subsidiaries with respect to surety, appeal performance and return-of- money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in the aggregate;

                 (e) Guarantees of normal trade debt relating to the acquisition of goods and supplies;

                 (f) Guarantees relating to Permitted Indebtedness described in subsections (a) and (b) of Section 7.1.; and

                 (g) Guarantees of the Company or any Subsidiary of the Company used as a credit enhancement relating to the financing of one or more health care facilities of a type described in the definition of Facility, in which event, such health care facilities shall be deemed to be Facilities for purposes of Sections 6.1., 6.3. and 6.12. of this Agreement and provided, that such Guarantee shall cease to be a Guarantee at such time as the Company or any Subsidiary of the Company actually advances funds as a result of a demand for payment under such Guarantee.

         Section 7.3. NEGATIVE PLEDGE/ENCUMBRANCES. Neither the Company nor any of its Subsidiaries shall not create, incur, assume or suffer to exist any Lien on any of its properties and assets, or assign or otherwise convey any right to receive income with respect to, any of its properties and assets except the following ("Permitted Liens"):

                 (a) Liens for taxes, assessments and governmental charges not yet due and payable or which are being actively contested in good faith by appropriate proceedings or for which adequate reserves have been established in accordance with GAAP,

                 (b) other Liens incidental to the conduct of the Company's or any Subsidiary's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

                 (c) existing Liens securing Indebtedness of the Company or any its Subsidiaries that is outstanding on the Closing Date and set forth in Schedule 7.1. attached hereto or as otherwise described in the Financial Statements (including, for this purpose, any substitute Lien required to be created to secure such Indebtedness where (i) either the existing Lien was released to enable the Company or any such Subsidiary to comply with the option provisions under a Facility Lease, which permits the lessee thereunder to purchase the Facility covered by such Lease, or the substitution provisions under a Facility Lease, which permit the lessee of such Facility to substitute one property for another under the relevant Lease, and (ii) a Qualified Appraisal has been obtained which shows that the property covered by such substitute Lien is of equivalent value to the property it has replaced, and (iii) the Board of Trustees of Meditrust has made a good faith determination that the property subject to such substitute Lien is of equivalent value to the property it has replaced, and (iv) the failure to create such Lien would create a default under the terms of the instrument governing such Indebtedness); provided, that neither the Company nor any of its Subsidiaries may create, assume, incur or suffer to exist any Lien upon any of its property or assets to secure any Indebtedness set forth in Schedule 7.1. or as is otherwise described in the Financial Statements that is hereafter renewed, refunded, extended or refinanced,

                 (d) Liens incurred in connection with the borrowing of money not otherwise permitted provided that immediately after creation of such Lien, the total amount of Indebtedness secured by Liens permitted by this Agreement will not exceed 15% of the shareholders' equity in the Company; provided, further, that (A) nothing in this subsection (d) shall be deemed to permit any transaction which would otherwise be prohibited by this Agreement and (B) shareholders' equity shall, for the purpose of all calculations thereof under this subsection (d) only, be reduced by the amount by which the Company's intangible assets exceed five percent (5%) of shareholders' equity,

                 (e) Liens (other than those permitted by subsections (a) through (d) of this Section 7.3.) securing Indebtedness in an aggregate principal amount at any time outstanding not exceeding ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) for the Company and its Subsidiaries taken as a whole, and

                 (f) Liens on property of the Company or any of its Subsidiaries other than those permitted by subsections (a) through (e) of this Section 7.3., provided that the Indebtedness incurred under this Agreement shall be equally and ratably secured, on a pari passu and pro rata basis, with any and all Indebtedness hereinafter incurred by the Company or any of its Subsidiaries and secured by such Lien.

         Section 7.4. INVESTMENTS. Neither the Company nor any Subsidiary shall make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that the Company and any Subsidiary may:

                 (a) invest in Permitted Investments and, to the extent permitted by Section 7.7., Gross Real Estate

                 Investments and, to the extent permitted by Section 7.8.,
                 Construction   Investments;

                 (b) make or permit to remain outstanding loans and advances to any Subsidiary;

                 (c) own, purchase or acquire stock, obligations or securities of, or any other interest in, a Subsidiary or another Person which immediately after such purchase or acquisition will be a Subsidiary;

                 (d) acquire and own stock, obligations or securities, or other interests, received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary, provided, that such stock, obligations, securities or other interests shall be carried on the books of the Company at the lesser of book value or fair market value, such valuation to be as determined by the board of trustees of Meditrust in good faith, in the case of any debt in an aggregate principal amount equal to or exceeding ONE MILLION AND NO/100 DOLLARS ($1,000,000.00);

                 (e) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business; and

                 (f) own, purchase or acquire stock, obligations or securities of any Person, including, without limitation, making mortgage loans, entering into sale and leaseback transactions not otherwise prohibited by this Agreement, or investing in partnerships, to the extent that any such investments are in the ordinary course of business and not prohibited by Meditrust's Declaration of Trust, as the same may from time to time be amended.

         Section 7.5. ERISA. Neither the Company nor any member of the Controlled Group shall terminate any Plan so as to result in any material liability to the Company or any Subsidiary to the PBGC or permit to exist any occurrence of any "reportable event" (as defined in Title IV of ERISA), or any other event or condition, which presents a material risk of such a termination by the PBGC of any Plan.

         Section 7.6. FISCAL YEAR. The Company shall not change its fiscal year end.

         Section 7.7. GROSS REAL ESTATE INVESTMENTS. The Company and its Subsidiaries shall not have Gross Real Estate Investments relating to a single Operator which exceed, in the aggregate, twenty-five percent (25%) of the Company's and its Subsidiaries' Gross Real Estate Investments; PROVIDED, HOWEVER, that:

                          (i) Gross Real Estate Investments in Facilities owned by Mediplex cannot exceed the lesser of FOUR HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($450,000,000.00) or thirty-five percent (35%) of the Company's and its Subsidiaries' Gross Real Estate Investments. Notwithstanding the foregoing, if, at any time as the result of a sale of Mortgages at a public or private sale, the Gross Real Estate Investments relating to Facilities owned by Mediplex as set forth above shall exceed thirty-five percent (35%) of the Company's Gross Real Estate Investments, the Company shall have one hundred twenty (120) days in which to reduce the amount of Gross Real Estate Investments relating to Facilities owned by Mediplex to an amount not more than thirty-five percent (35%) of the Company's and its Subsidiaries' Gross Real Estate Investments.

                          (ii) Gross Real Estate Investments relating to Life Care Centers of America, Inc. (exclusive of Gross Real Estate Investments relating to Health Asset Realty Trust ("HART")) may not exceed twenty-five percent (25%) of Gross Real Estate Investments; provided, however, that Gross Real Estate Investments relating to either Life Care Centers of America, Inc. or HART may not exceed thirty- five percent (35%) of the Company's and its Subsidiaries' Gross Real Estate Investments.

         Section 7.8. CONSTRUCTION INVESTMENTS. The Company shall not permit its and its Subsidiaries' Construction Investments to exceed seventeen and one-half percent (17.5%) of its Gross Real Estate Investments. In addition, neither the Company nor any Subsidiary shall make a Construction Investment for a Facility unless (i) there is included in the terms thereof an agreement for the conversion of the Company's or such Subsidiary's interests in the Facility upon the completion thereof into full ownership, a mortgage interest or majority partnership interest and (ii), if a mortgage interest, the Company or a Subsidiary of the Company shall receive or retain a first Lien in such Facility and otherwise satisfy all Legal Requirements.

         Section 7.9. INTEREST RATE PROTECTION. The Company shall not permit more than twenty-five percent (25%) of its consolidated Total Capital to bear interest at other than fixed rates; provided, however, that if and to the extent that any of such consolidated Total Capital is subject to an interest rate protection agreement approved by the Bank (which approval shall not be unreasonably withheld, conditioned or delayed), such consolidated Total Capital shall be deemed to bear interest at a fixed rate.

         Section 7.10. DIVIDENDS. Meditrust shall not pay or declare any Dividend on any of its of beneficial interest or make any other distribution on account thereof, or redeem or otherwise acquire, directly or indirectly, any of its shares of beneficial interest if such action by Meditrust would constitute an Event of Default or Default, or an event of default or default under any other material agreement to which Meditrust is a party. This Section 7.10. shall not apply to the payment or distribution made in the form of shares of beneficial interest of Meditrust.

         Section 7.11. AMENDMENT OF DECLARATION OF TRUST. Meditrust shall not amend its Declaration of Trust except if (a) such amendment is required by applicable law or (b) the Bank consents to such amendment, which consent shall not be unreasonably withheld. In the event of any such amendment, Meditrust shall promptly forward copies thereof to the Bank. Notwithstanding the foregoing, Meditrust may amend its Declaration of Trust in the manner set forth in the proxy statement issued in connection with its 1992 and 1994 annual meetings.

         Section 7.12. FUTURE LEASES. Neither the Company nor any Subsidiary shall become a party to any Facility Lease after the Closing Date except for a Facility Lease where the obligations of the lessee to make payments under such Facility Lease cover fully the Company's or such Subsidiary's obligations to make principal, interest and other payments on the Indebtedness relating to the Facility which is the subject of such Facility Lease, if any, including, without limitation, all interest rate adjustments or escalations, prepayment penalties and similar payments.

         Section 7.13. LEASES. Neither the Company nor any of its Subsidiaries shall create or suffer to exist any obligations for the payment of rent by the Company or such Subsidiary for any property under leases (other than capitalized lease obligations included as Indebtedness of the Company or such Subsidiary) except for the following:

         (i) ground leases for Facilities existing on the Closing Date;

         (ii) ground leases for terms no less than ten (10) years in connection with sale/leaseback transactions of Facilities;

         (iii) office leases in the ordinary course of business; and

         (iv) office equipment and automobile leases in the ordinary course of business.

         Section 7.14. PROHIBITED TRANSACTIONS. Neither the Company nor any of its Subsidiaries shall engage in any prohibited transactions as such term is defined in Section 857(b)(6) of the Code (except that the Company or a Subsidiary may sell, transfer or otherwise dispose of a Facility within four
(4) years after the acquisition thereof so long as (i) such disposition, including the excise taxes attributable thereto, will not have a Material Adverse Effect and (ii) the trustees of Meditrust have theretofore made a good-faith determination that such disposition is in the best interests of the Company, nor shall the Company or a Subsidiary incur any material liability for excise taxes pursuant to Section 4981 of the Code.

         Section 7.15. MERGERS. Neither the Company nor any of its Subsidiaries shall merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its properties and assets (whether now owned or hereafter acquired) to any Person, except that any Subsidiary may dispose of its properties and assets (subject to the limitations of Section 7.14. hereof) to, Meditrust or any Subsidiary and except that Meditrust or a Subsidiary may merge or consolidate with any other Person if in such transaction Meditrust or the Subsidiary, as the case may be, is the surviving entity.

         Section 7.16. CHANGE IN BUSINESS. The Company shall not make any material change in the nature of its business as conducted as of the Closing Date.

         Section 7.17. ISSUANCE OF STOCK BY SUBSIDIARIES. The Company shall not permit any Subsidiary to issue, sell or dispose of any shares of its stock of any class (including any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) or any of its partnership or other equity interests, except to Meditrust or any wholly-owned Subsidiary, and except (i) for the purpose of qualifying directors and (ii) to the extent that holders of minority interests may be entitled to purchase stock by reason of validly pre-existing preemptive rights.

         Section 7.18. SALE OF STOCK AND INDEBTEDNESS. The Company shall not sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except to another Subsidiary, and except that all shares of stock and Indebtedness of any Subsidiary at the time owned by or owed to the Company and any Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the trustees of Meditrust) at the time of sale of the shares of stock and such Indebtedness; provided, that the assets of such Subsidiary do not constitute, when aggregated with all sales during the four
(4) most recently completed fiscal quarters, ten percent (10%) of the Company's consolidated total assets (as defined by GAAP) or ten percent (10%) of the Company's Operating Cash Flow; and provided further, that at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary are being sold simultaneously as permitted by this Section 7.18.).

         Section 7.19. TRANSACTIONS WITH AFFILIATES. Neither the Company nor any Subsidiary shall directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, exchange any property with, render any service to or otherwise deal with, (i) any Affiliate,
(ii) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, equity securities of the Company aggregating ten percent (10%) or more of the voting power of the Company or
(iii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) or (ii) of this Section 7.19., provided that the Company may sell to or purchase (within the limitations of Section 7.19.) from any such Person shares of equity securities of, or other interests in, the Company; provided, however, that this Section shall not prohibit transactions which are in the ordinary course of business of the Company or its Subsidiaries, and which are made upon fair and reasonable terms no less favorable to the Company or its Subsidiaries involved than could be obtained in a comparable arm's-length transaction with a Person which is not an Affiliate.

         Section 7.20. AMENDMENT OF FLEET BANK CREDIT FACILITY. The Company shall not amend, modify or waive, or permit any amendment, modification or waiver of, any of the terms of all, or any part of, or any document or instrument relating to the Fleet Bank Credit Facility without notifying the Bank at least five (5) Business Days prior to the effective date of such amendment, modification or waiver; the Company shall, at the Bank's option, exercised within thirty (30) days of receipt of such notice, make a comparable amendment, modification or waiver of this Agreement.

                       Section 8  FINANCIAL COVENANTS.

         The Company covenants and agrees that from the date hereof, until the payment and performance in full of the Obligations, unless the Bank otherwise consents in writing:

         Section 8.1. CASH FLOW COVERAGE. Meditrust shall not permit the ratio of (x) its Operating Cash Flow plus its Interest Expense to (y) its Interest Expense to be less than 2.0 to 1.0 at the end of each fiscal quarter. Meditrust's compliance with said ratio shall be calculated on a year-to-date basis.

         Section 8.2. MODIFIED CASH FLOW COVERAGE. Meditrust shall not permit the ratio of (x) its Modified Operating Cash Flow plus its Interest Expense to
(y) its Interest Expense plus its Dividends plus its Balloon Payments to be less than 1.0 to 1.0 at the end of each fiscal quarter. Meditrust's compliance with said ratio shall be calculated on a year-to-date basis.

         Section 8.3. TOTAL LIABILITIES TO TANGIBLE NET WORTH. Meditrust shall not permit the ratio of (x) its Total Liabilities to (y) its Tangible Net Worth to be greater than 1.75 to 1.0 at any time.

         Section 8.4. TANGIBLE NET WORTH. Meditrust shall maintain a Tangible Net Worth at all times of at least FIVE HUNDRED MILLION AND NO/100 DOLLARS ($500,000,000.00) plus seventy-five percent (75%) of the net amount received by Meditrust from the sale of equity securities, the exercise of warrants and the conversion of debentures to equity after the Closing Date.

         Section 8.5. ESTABLISHMENT OF COVENANTS. The Company acknowledges that the foregoing covenants were established by the Company and the Bank on the basis of financial information and forecasts provided to the Bank by the Company in connection with the Bank's evaluation and underwriting of the Line of Credit after leaving a margin in favor of the Company which the Company and the Bank have mutually agreed is fair. Accordingly, the Company and the Bank have mutually agreed that the Company's failure to comply with the express terms of any financial covenant shall be deemed material for the purposes of this Agreement.

                              Section 9  DEFAULT

         Section 9.1. EVENTS OF DEFAULT. The occurrence and continuance of any of the following events after any applicable cure period shall constitute a default under this Agreement, the Note and the Other Documents (an "Event of Default"):

                 (a) the Company shall fail to pay when due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise, (i) any outstanding principal amount of any Loan; (ii) any amount of accrued and unpaid interest thereon; or (iii) any fees, expenses or other amounts payable under this Agreement, the Note or the Other Documents and, in the case of clauses (ii) and (iii) above, such default shall continue unremedied for (5) Business Days from the date specified for payment; or

                 (b) the Company shall fail to perform any term, covenant or agreement contained in Section 7 of this Agreement; or

                 (c) the Company shall fail to perform any other term, covenant or agreement contained in this Agreement (other than in respect of terms, covenants or agreements covered elsewhere in this Section 9) and such nonperformance shall continue unremedied for thirty (30) days after written notice of such nonperformance shall have been received or deemed received by the Company from the Bank; or

                 (d) any written representation or warranty of the Company made in or in connection with this Agreement, the Note or the Other Documents or in any certificate or report or any other document or instrument delivered hereunder or thereunder, shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

                 (e) any monetary default (unless duly waived in writing by the obligee) shall occur with respect to any Unsecured Indebtedness of the Company in excess of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or any amount of recourse secured Indebtedness of the Company under any agreements under which any Indebtedness may be issued by the Company and such default shall continue for more than the grace period, if specified therein, after all required notices have been given, and any other default under such agreements if the effect of such other default under such agreements is to accelerate the maturity of such Indebtedness or to permit the holder thereof (or any representative on behalf of such holder) to cause the same to become due prior to its stated maturity or if any such Indebtedness shall not be paid when due or accelerated and such default shall continue for more than the period of grace, if any, therein specified, all required notices having been given or if the Company fails to make payment within five (5) days after demand is made for payment of any Indebtedness which is due on demand; or

                 (f) one or more final judgments or orders for the payment of money which would have a Material Adverse Effect shall be rendered against the Company or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of ten (10) consecutive Business Days; or

                 (g) Meditrust or any of its Subsidiaries having assets which in the aggregate exceed FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

                 (h) an involuntary case or other proceeding shall be commenced against Meditrust or any of its Subsidiaries having assets which in the aggregate exceed FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect and remain undischarged for ninety (90) days; or

                 (i)      there shall have occurred and be continuing, thirty
(30) days after knowledge or notice thereof shall have been given to Meditrust by the Bank, any event which would allow for the termination of any Plan and the then current value of such Plan's benefits guaranteed under Title IV of ERISA exceeds the then current fair market value of such Plan's assets allocable to such benefits by more than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (or in the case of such a termination event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

                 (j) the Company should fail to terminate the Commitment and prepay the entire principal amount due and payable under this Agreement, the Note and the Other Documents within forty-five (45) days after any sale, transfer, assignment or other permanent disposition (other than the contemplated merger of The Mediplex Group, Inc. with a subsidiary of Sun Healthcare Group, Inc.) of an Operator that represents more than twenty percent (20%) of the Company's and its Subsidiaries' Gross Real Estate Investments, such percentage being based on the Company's most recent Borrowing Report and quarterly Financial Statements; or

                 (k) the Company should fail to terminate the Commitment and prepay the entire principal amount due and payable under this Agreement, the Note and the Other Documents within forty-five (45) days after the accumulation of fifteen percent (15%) or more of the voting stock of Meditrust by a Person or group of affiliated Persons; or

                 (l) the occurrence of an "event of default" (after giving effect to any applicable grace period) under any of the Other Documents, as such term is defined or used therein.

         Section 9.2. REMEDIES. Upon the occurrence of an Event of Default, the Bank may, in its sole discretion, by notice to the Company (i) terminate the obligation of the Bank to make Revolving Loans and such obligation shall thereupon terminate, and (ii) declare the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in subsection (g) or (h) of Section 9.1 hereof with respect to the Company, without any notice to the Company or any other act by the Bank, the obligation of the Bank to make Revolving Loans shall thereupon terminate and the Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The rights and the remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law, in equity or in the Other Documents.

                            Section 10  ASSIGNMENT

         Section 10.1.  ASSIGNMENT.

                 (a) The Bank may assign to one or more Persons all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the Loans at the time owing to it); provided, however, that (i) Meditrust must give its prior written consent to such assignment (which consent shall not be unreasonably withheld although it shall be reasonable for consent to be withheld, among other reasons, if the proposed assignment is to a competitor of Meditrust or if Meditrust, in its reasonable discretion, believes that such assignment would increase its costs under Section 2.4.4. or 11.6. hereof); (ii) each such assignment shall be of a constant, and not a varying, percentage of all the Bank's interests, rights and obligations under this Agreement; (iii) the amount of the Commitment and the Loans of the Bank subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall not be less than EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00); (iv) the parties to each such assignment shall execute and deliver an assignment and acceptance in the form of Exhibit I attached hereto (the "Assignment and Acceptance"); and
(v) the assignee shall be a bank or financial institution of recognized standing and in the business of making the types of loans contemplated in this Agreement. Upon such execution, delivery, acceptance and recording pursuant to
Section 10.2. hereof, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement (including, without limitation, the benefit of the cost protection provisions) to the same extent as if it were the Bank; and (B) the Bank shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the Bank's interests, rights and obligations under this Agreement, the Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of any indemnity, waiver, release or limitation of liability contained herein, as well as to any Fees accrued for its account and not yet paid).

                 (b) By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the Company as follows: (i) the Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in subsection (i) above, the Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Note, the Other Documents or any other agreement, document or instrument furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Financial Statements delivered pursuant to Section 6.1. hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Bank to take such action as agent on its behalf; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as the Bank to the extent of the interest assigned pursuant to the Assignment and Acceptance.

         Section 10.2. MAINTENANCE OF A REGISTER. The Bank shall maintain at its principal office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of each assignee, and the Commitment and the principal amount of the Loans owing to each assignee pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Company and the Bank may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder, to extent of the interest assigned pursuant to the Assignment and Acceptance, for all purposes of this Agreement. The Register shall be available for inspection by the Company at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Assignment and Acceptance and the written consent of the Company to such assignment, the Bank shall (i) record the information contained in the Assignment and Acceptance in the Register, and
(ii) give prompt notice thereof to the Company.

         Section 10.3. SALE OF PARTICIPATIONS. The Bank may, without the consent of the Company, sell participations to one or more banks, financial institutions or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the Loans owing to the Bank); provided, however, that
(i) the Bank's obligations under this Agreement shall remain unchanged; (ii) the Bank shall remain solely responsible to the Company for the performance of such obligations; (iii) the participating banks, financial institutions or other entities shall be entitled to the benefit of the cost protection provisions contained in this Agreement to the same extent as if they were the Bank although such participating banks may not increase any costs which shall be payable by the Company; and (iv) the Company shall continue to deal solely and directly with the Bank in connection with the Bank's rights, interests and obligations under this Agreement, and the Bank shall retain the sole right to enforce the obligations of the Company relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any Fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitment).

         Section 10.4. DISCLOSURE OF INFORMATION. The Bank or any participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Company furnished to the Bank by or on behalf of the Company; provided, however, that prior to any such disclosure of information designated by the Company as confidential, each such assignee or participant or proposed assignee or participant shall be advised of the confidential nature of such information.

         Section 10.5.  ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE COMPANY.

If any assignee Bank is an Affiliate of the Company, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the Other Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to this Agreement or any of the Other Documents, and the determination of the Bank shall, for all purposes of this Agreement and the Other Documents, be made without regard to such assignee Bank's interest in any of the Loans. If the Bank sells a participating interest in any of the Loans to a participant, and such participant is the Company or an Affiliate of the Company, then the determination of the Bank shall for all purposes of this Agreement and the Other Documents be made without regard to the interest of such participant.

         Section 10.6. MISCELLANEOUS ASSIGNMENT PROVISIONS. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable under this Agreement or any of the Other Documents for its account, deliver to the Company and the Bank certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 10 to the contrary notwithstanding, any Bank (including an assignee Bank) may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve (12) Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations under this Agreement or any of the Other Documents.

         Section 10.7.  NO ASSIGNMENT OR DELEGATION BY THE COMPANY.   The
Company shall not assign or delegate any of its rights or duties under this Agreement, and any attempted assignment by the Company shall be null and void and without legal effect.

                          Section 11  MISCELLANEOUS

         Section 11.1. CONFIDENTIALITY. In handling any financial or business information provided under this Agreement by the Company, the Bank and its officers, agents, attorneys, accountants or designees shall exercise the same degree of care that such Person exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received except that disclosure of such information may be made (i) to Bank Affiliates in connection with their present or prospective business relations with the Company; (ii) with the prior consent of the Company, to prospective assignees, transferees or purchasers of an interest in the Obligations (which consent shall not be unreasonably withheld although it shall be reasonable for the Company to withhold such consent if the prospective assignee, transferee or purchaser is a competitor of the Company); (iii) as required by any Law or order, subpoena, judicial order or similar order; and
(iv) as may be required in connection with the examination, audit or similar investigation of the Bank.

         Section 11.2.  WAIVERS.

                 Section 11.2.1. The Company waives presentment, demand, notice, protest, notice of acceptance, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to the Obligations, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of any collateral, to the addition or release of any party or Person primarily or secondarily liable therefor, to the acceptance of partial payments thereon and the settling, compromising or adjusting of any of the foregoing, all in such manner and at such time or times as the Bank may deem advisable in its sole and absolute discretion. The Bank shall have no duty, other than to act in a commercially reasonable manner, as to the collection or protection of collateral or any income thereon, as to the preservation of rights or remedies against prior parties, or as to the preservation of any rights and remedies pertaining thereto beyond the safe custody thereof. The Bank may exercise its rights and remedies with respect to any collateral without resorting or regard to other collateral or sources of reimbursement for liability. The Bank shall not be deemed to have waived any of its rights and remedies with respect to the Obligations or any collateral unless such waiver shall be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to any subsequent enforcement by the Bank. All rights and remedies of the Bank with respect to the Obligations or any collateral shall be cumulative and may be exercised singularly or concurrently.

                 Section 11.2.2. THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER ANY APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY DESIRE TO USE.

                 Section 11.2.3. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART AND/OR IN THE ENFORCEMENT BY THE BANK OF ANY OF ITS RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. THE COMPANY ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

                 Section 11.2.4. In addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim that the Bank may have, the Bank shall be entitled, at its option, to the fullest extent permitted by law, to setoff and apply any and all balances and deposits (general or special, time or demand, provisional or final) at any time held and all other indebtedness owing by such Bank to or for the credit or account of the Company (whether or not such balances, deposits or other indebtedness are then due to the Company) against any and all of the Obligations upon the failure of the Company to pay when due any amount owing pursuant to this Agreement or the Note. The Bank shall give the Company prompt notice of its exercise of any right under this
Section 11.2.4; provided, however, that any failure to give such notice shall not affect the validity of any such action.

                 Section 11.2.5. The Company does hereby waive any claims, causes of action, losses, damages or expenses, in tort, contract or otherwise which the Company may have against the Bank, or any Bank Affiliate which has arisen out of the relationship between it and the Bank or any Bank Affiliate which the Company may have as of the Closing Date. The Company acknowledges that it makes this waiver and release knowingly, voluntarily and only after considering the ramifications of this waiver and release with its attorneys.

         Section 11.3. NOTICES. All notices, requests, demands or other communications required by this Agreement shall be made in writing and shall be
(i) personally delivered, (ii) transmitted by postage prepaid registered mail, return receipt requested, (iii) transmitted by telex (with postage prepaid mail confirmation), (iv) transmitted by telecopier or facsimile or (v) transmitted by internationally recognized courier service with provision for receipt (with charges prepaid) and unless otherwise specifically provided herein, shall be deemed to have been duly given on the first to occur of (i) the date of delivery if delivered personally, (ii) seven (7) days following posting if transmitted by mail, (iii) the date of transmission with confirmed answer back if transmitted by telex, or (iv) the date of receipt if transmitted by telecopier or by internationally recognized courier service if addressed as follows or to such other address as either party may designate in writing:

         If to the Company:

                 Meditrust
                 197 First Avenue
                 Needham, MA 02194
                 Attn: David F. Benson, President
                 Telephone: (617) 433-6000
                 Telecopier: (617) 433-1290

         with a copy to:

                 Nutter, McClennen & Fish
                 One International Place
                 Boston, MA 02110-2699
                 Attn: Paul R. Eklund, Esq.
                 Telephone: (617) 439-2303
                 Telecopier: (617) 973-9748

         If to the Bank:

                 Via Banque
                 10, rue Volney
                 75061 Paris Cedex 02

                 FRANCE
                 Attn: Jean-Louis Simon, Directeur
                 Telephone: 011-33-1-49-26-26-26
                 Telecopier: 011-33-1-49-26-29-99


         with a copy to:

                 Pavia & Harcourt
                 600 Madison Avenue
                 New York, New York 10022
                 Attn: Stephen D. Kramer, Esq.
                 Telephone: (212) 980-3500
                 Telecopier: (212) 980-3185

         Section 11.4. FEES AND EXPENSES. The Company will pay on demand all reasonable out-of-pocket expenses incurred by the Bank in connection with (i) any amendment or modification of this Agreement or the Other Documents requested by the Company; (ii) any prepayment, refinancing or other restructuring of this Agreement; (iii) any Qualified Appraisal subject to the provisions of Section 6.2. hereof and (iv) the Bank's exercise, preservation or enforcement of any of its rights and remedies under this Agreement and the Other Documents from and after the occurrence of a Default or Event of Default, including, without limitation, reasonable fees and expenses of outside legal counsel, accounting, appraisal, auditing, consulting, or other similar professional fees or expenses, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

         Section 11.5. TERM OF AGREEMENT. This Agreement shall continue in force and effect so long as the Bank has any commitment to make Revolving Loans hereunder or any of the Obligations shall be outstanding.

         Section 11.6.  TAXES.

                 (a) All payments made by the Company on account of this Agreement shall be made free and clear of, and without deduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by the United States of America (or by any political subdivision or taxing authority thereof or therein), excluding income, excise and franchise taxes now or hereafter imposed by the United States of America or any political subdivision or taxing authority thereof or therein (such nonexcluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Bank pursuant to this Agreement or the Other Documents, then the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified herein. Whenever any Tax is payable by the Company, as promptly as possible thereafter, the Company shall send the Bank an original official receipt showing payment thereof. The Company shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by it as a consequence of the failure of the Company to pay any Taxes or the failure of the Company to deliver to the Bank an original official receipt therefor.

                 (b) The Company shall indemnify the Bank for and hold the Bank harmless from any present or future claim of liability for any registration charge or any stamp, excise or similar taxes, including any interest equalization tax, and any penalties or interest with respect thereto, that may be imposed by any jurisdiction in connection with this Agreement.

         Section 11.7. SCHEDULES AND EXHIBITS. The Schedules and Exhibits which are attached hereto are and shall constitute a part of this Agreement.

         Section 11.8. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement, the Note and the Other Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with, the laws of the State of New York (or, if any portion of any collateral is located in another state, by the laws of such state to the extent necessary for the enforcement of the Bank's remedies under this Agreement). The Company agrees that any suit for the enforcement of this Agreement, the Note or the Other Documents may be brought in the courts of the State of New York or any federal court sitting in the Borough of Manhattan in the City and State of New York and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at the address referred to in Section 11.3. hereof.

         Section 11.9. SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements contained in this Agreement, the Note or the Other Documents shall survive the Closing Date, and continue in full force and effect until all of the payment and the performance of the Obligations in full.

         Section 11.10. AMENDMENTS. No modification or amendment of this Agreement, the Note or the Other Documents shall be effective unless same shall be in writing and signed by the Company and the Bank.

         Section 11.11. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

         Section 11.12. NO AGENCY RELATIONSHIP. The Bank is not the agent or representative of the Company nor is the Company the agent or the representative of the Bank and this Agreement shall not make the Bank liable to any third party, including, but not limited to, the Company's existing shareholders, directors, officers, creditors or any other party in interest.

         Section 11.13. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         Section 11.14. HEADINGS. All article, section and subsection headings in this Agreement, the Note and the Other Documents are included for convenience of reference only and shall not constitute a part of this Agreement, the Note or the Other Documents for any other purpose.

         Section 11.15. BROKERS. No broker or finder has brought about the obtaining, making or closing of, and no broker's or finder's fees or commissions will be payable by the Company or the Bank to any Person in connection with, the transactions contemplated by this Agreement, and, except as to Fees due to the Bank under this Agreement, each party hereunder shall indemnify and hold the other harmless from and against any and all cost, claim, liability, damage or expense (including but not limited to reasonable attorneys' fees) in connection with any broker's or finder's fees or commissions claimed to be due hereunder as a result of such indemnifying party's actions.

         Section 11.16. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Bank in respect of the Obligations is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Company or substantial part of its properties or assets, or otherwise, all as though such payments had not been made.

         Section 11.17. INTERPRETATION AND CONSTRUCTION. The following rules shall apply to the interpretation and construction of this Agreement, the Note and the Other Documents unless the context requires otherwise: (a) the singular includes the plural and the plural includes the singular; (b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes;
(d) references to "writing" shall include printing, photocopy, typing, lithography and other means of reproducing words in a tangible, visible form;
(e) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns; and (i) "or" is not exclusive.

         Section 11.18. INDEMNIFICATION. The Company hereby indemnifies and holds the Bank and any Bank Affiliate (an "Indemnified Party"), harmless from and against any and all claims, actions, causes of action, damages, losses, obligations, payments, liabilities, costs, fees or expenses (including reasonable legal fees and expenses) which the Indemnified Party may incur or which may be claimed against the Indemnified Party by any Person by reason of or in connection with the execution, delivery, operation, enforcement or termination of this Agreement, the Note or the Other Documents or the transactions contemplated hereby or thereby; PROVIDED, HOWEVER, that the Company shall not be required to indemnify the Indemnified Party for any claims, actions, causes of action, damages, losses, obligations, payments, liabilities, costs, fees or expenses to the extent, but only to the extent, caused by the Indemnified Party's gross negligence or willful misconduct or if the Company shall be the prevailing party in any such claim, action or cause of action. Nothing in this Section is intended to limit the Company's obligations hereunder. In case any claim is asserted or any action or proceeding is brought against an Indemnified Party, the Indemnified Party shall promptly notify the Company of such claim, action or proceeding and, at the option of the Indemnified Party, (i) such Indemnified party may retain legal counsel, reasonably satisfactory to the Company, to represent it in such defense and the Company shall reimburse such Indemnified Party for its reasonable fees and expenses of such legal counsel or (ii) the Company shall resist, settle or defend with counsel reasonably acceptable to such Indemnified Party, such claim, action or proceeding. The Bank shall cooperate and join with the Company, at the expense of the Company, as may be required in connection with any action taken or defended by the Company as provided herein.

         Section 11.19. LIMITATION OF LIABILITY. The Declaration of Trust of Meditrust, a copy of which is duly filed in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the Trustees under the Declaration of Trust collectively as Trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Meditrust. All persons dealing with Meditrust, in any way, shall look only to the assets of Meditrust and the collateral pledged as security for the Note, if any, for the payment of any sum or the performance of any obligation of Meditrust under the Note or otherwise.

         IN WITNESS WHEREOF, the Company and the Bank have executed this Agreement as of the date first set forth above.


                                                 THE COMPANY:

                                                 MEDITRUST


                                                     /s/  Michael S. Benjamin
                                                 By:___________________________
                                                     Name: Michael S. Benjamin
                                                     Its: Senior Vice President


                                                 THE BANK

                                                 VIA BANQUE


                                                    /s/  F. Fourmier
                                                 By:____________________________
                                                    Name: F. Fourmier
                                                    Its: Director